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MERRILL CORPORATION

CLASS A SENIOR SUBORDINATED NOTES DUE 2009

Guaranteed to the extent set forth herein by
the Guarantors named herein

INDENTURE

Dated as of August    •    , 2002

HSBC BANK USA

as TRUSTEE

i

        INDENTURE dated as of August    •    , 2002, between Merrill Corporation, a Minnesota corporation (referred to herein as the "Company"), the guarantors (each, a "Guarantor", and together, the "Guarantors"), and HSBC Bank USA, as trustee (the "Trustee").

        The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Class A Senior Subordinated Notes due 2009 (the "Notes").

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

        SECTION 1.01 DEFINITIONS.

        "144A GLOBAL NOTE" means a global Note in substantially the form of Exhibit A-1 hereto bearing the Global Note Legend and having the "Schedule of Exchanges of Interests in the Global Note" attached thereto and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in accordance with Section 2.01(b) hereof.

        "ACCOUNTS RECEIVABLE SUBSIDIARY" means an Unrestricted Subsidiary of the Company to which the Company or any of its Restricted Subsidiaries sells any of its accounts receivable pursuant to a Receivables Facility.

        "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (b) Indebtedness secured by a Lien encumbering an asset acquired by such specified Person at the time such asset is acquired by such specified Person.

        "ADDITIONAL NOTES" means Notes (other than the Initial Notes), including PIK Notes, issued under this Indenture in accordance with and subject to compliance with Sections 2.02 and 4.09 hereof, that (i) are issued as part of the same class as the Initial Notes and (ii) have the same terms in all respects as the Initial Notes or the same terms in all respects except for the payment of interest in the Initial Notes (a) scheduled and paid prior to the date of original issuance of such additional Notes or (b) payable on the first Interest Payment Date following such date of original issuance.

        "AFFILIATE" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For purposes of this definition, "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "AGENT" means any Registrar, Paying Agent or co-registrar.

        "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedelbank that apply to such transfer or exchange.

        "ASSET SALE" means (a) the sale, lease, conveyance, disposition or other transfer (a "disposition") of any properties, assets or rights (including, without limitation, by way of a sale and leaseback), provided that the disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Sections 4.14 and/or 5.01 and not by the provisions of Section 4.10, and (b) the issuance, sale or transfer by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (a) or (b) above, whether in a single transaction or a series of related transactions (i) that have a fair market value in excess of $5.0 million or (ii) for net proceeds in excess of $5.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (A) dispositions in the ordinary course of business; (B) a disposition of assets by the Company to a Restricted Subsidiary or by a

Restricted Subsidiary to the Company or to another Restricted Subsidiary; (C) a disposition of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (D) the sale and leaseback of any assets within 90 days of the acquisition thereof; (E) foreclosures on assets; (F) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business; (G) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (H) a Permitted Investment or a Restricted Payment that is permitted by Section 4.07 hereof; (I) sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and (J) the licensing or sale of intellectual property.

        "ATTRIBUTABLE INDEBTEDNESS" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

        "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

        "BOARD OF DIRECTORS" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

        "BUSINESS DAY" means any day other than a Legal Holiday.

        "CAPITAL EXPENDITURE INDEBTEDNESS" means Indebtedness or Disqualified Stock incurred by any Person to finance the purchase or construction of any property or assets acquired or constructed by such Person which have a useful life of more than one year so long as (a) the purchase or construction price for such property or assets is included in "addition to property, plant or equipment" in accordance with GAAP, (b) the acquisition or construction of such property or assets is not part of any acquisition of a Person or line of business and (c) such Indebtedness or Disqualified Stock is incurred within 90 days of the acquisition or completion of construction of such property or assets.

        "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

        "CAPITAL STOCK" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "CASH EQUIVALENTS" means (i) Government Securities, (ii) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or demand deposit or time deposit of, an Eligible Institution or any lender under the Credit Facility, (iii) commercial paper maturing not more than 365 days after the date of acquisition of an issuer (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-3" (or higher) according to Standard & Poor's Ratings Services ("S&P") or "P-2" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (iv) any banker's acceptances or money market deposit accounts issued by an Eligible Institution, (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above, and (vi) in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (i) through (v) above, including, without limitation, any deposit with a bank that is a lender to any Restricted Subsidiary.

        "CEDELBANK" means Cedelbank, société anonyme.

        "CHANGE OF CONTROL" means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties; (b) the adoption of a plan for the liquidation or dissolution of the Company; (c) the consummation of any transaction, including, without limitation, any merger or consolidation the result of which is that any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of 50% or more of the voting power of the outstanding voting stock of the Company; or (d) the first day on which a majority of the members of the Board of Directors are not Continuing Members.

        "CLASS B SENIOR SUBORDINATED NOTES" means the Class B Senior Subordinated Notes due 2009 of the Company issued under the Class B Senior Subordinated Notes Indenture.

        "CLASS B SENIOR SUBORDINATED NOTES INDENTURE" means the indenture relating to the Class B Senior Subordinated Notes, dated August    •    , 2002, among the Company, the Guarantors and the Trustee.

        "COMMISSION" means the Securities and Exchange Commission.

        "COMPANY" means Merrill Corporation, a Minnesota corporation, until a successor corporation shall have become such pursuant to Section 5.02, and thereafter "Company" shall mean such successor corporation.

        "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the consolidated aggregate interest expense of that Person and its Restricted Subsidiaries for that period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capital Lease Obligations allocable to interest expense, but excluding (to the extent included in interest expense) up-front fees and expenses and the amortization of all deferred financing costs.

        "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the net income of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP.

        "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of common stock or preferred stock (other than Disqualified Stock), all of the foregoing determined in accordance with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

        "CONTINUING MEMBERS" means, as of any date of determination, any member of the Board of Directors who (a) was a member of such Board of Directors on the date of the Original Issuance or (b) was nominated for election or elected to such Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least a majority of the Continuing Members who were members of such Board of Directors at the time of such nomination or election or was proposed by DLJ Merchant Banking Funds.

        "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

        "CREDIT FACILITY" means that Credit Agreement, dated as of November 23, 1999, among Merrill Communications LLC, as borrower, the Company, as guarantor, various financial institutions party thereto, and DLJ Capital Funding, Inc., as syndication agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement:

          (1)  extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby;

          (2)  adding or deleting lenders, borrowers or guarantors thereunder;

          (3)  increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided that on the date such Indebtedness is incurred, it would not be prohibited by Section 4.09 hereof; or

          (4)  otherwise altering the terms and conditions thereof.

        "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "DEPOSITARY" means DTC or any successor thereto.

        "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event (other than any event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is exchangeable for Indebtedness (except to the extent exchangeable at the option of such Person subject to the terms of any debt instrument to which such Person is a party) or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof; and provided further that, if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

        "DLJ MERCHANT BANKING FUNDS" means DLJ Merchant Banking Partners II, L.P. and its Affiliates.

        "DOMESTIC SUBSIDIARY" means a Subsidiary that is organized under the laws of the United States or any state, district or territory thereof.

        "DTC" means The Depository Trust Company.

        "EBITDA" means, with respect to any Person for any period, the sum of Consolidated Net Income of that Person and its Restricted Subsidiaries for that period, plus

          (1)  the amount deducted in determining Consolidated Net Income representing (i) net periodic post-retirement benefits paid in cash and (ii) non-cash charges or expenses, including depreciation and amortization (excluding any non-cash charges representing an accrual of or reserve for cash charges to be paid within the next twelve months and any non-cash charges representing reversals of items increasing Consolidated Net Income in any prior period), plus

          (2)  the amount deducted in determining Consolidated Net Income representing income taxes (whether paid or deferred), plus

          (3)  the amount deducted in determining Consolidated Net Income representing Consolidated Interest Expense, plus

          (4)  the amount deducted in determining Consolidated Net Income representing any net loss realized in connection with any sale, lease, conveyance or other disposition of any asset (other than in the ordinary course of business or from the Company or any of its Restricted Subsidiaries to the Company or any of its Restricted Subsidiaries) or any extraordinary or non-recurring loss, plus

          (5)  for the Company's fiscal year ended January 31, 2002, the amount deducted in determining Consolidated Net Income representing the amount of severance and restructuring costs expended or charges incurred by the Company or any of its Restricted Subsidiaries (all taken in accordance with GAAP), including, without limitation, transaction fees, and professional fees and expenses associated with various proposed restructurings of the obligations of the Company or any of its Restricted Subsidiaries, in an amount not to exceed $8.0 million in the aggregate for such fiscal year and $1.6 million for the fourth quarter of such fiscal year, plus

          (6)  for the Company's fiscal year ended January 31, 2003, the amount deducted in determining Consolidated Net Income representing the amount of severance and restructuring costs expended or charges incurred by the Company or any of its Restricted Subsidiaries (all taken in accordance with GAAP), including, without limitation, transaction fees, and professional fees and expenses associated with the Restructuring; provided, however, that the amount attributable to severance costs shall not exceed $2.0 million in the aggregate, and the amount attributable to restructuring costs shall not exceed $7.605 million in the aggregate for such fiscal year, $1.488 million for the first quarter of such fiscal year, $1.545 million for the second quarter of such fiscal year (provided, however, that if the Closing Date shall occur during the second quarter of such fiscal year, then $6.117 million for such quarter), $4.572 million for the third quarter of such fiscal year and $0.0 for the fourth quarter of such fiscal year, minus

          (7)  the amount included in determining Consolidated Net Income representing any net gain realized in connection with any sale, lease, conveyance or other disposition of any asset (other than in the ordinary course of business or from the Company or any of its Restricted Subsidiaries to the Company or any of its Restricted Subsidiaries) or any extraordinary gain.

        "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus not less than $100.0 million or its equivalent in foreign currency, whose short-term debt is rated "A-3" or higher according to S&P or "P-2" or higher according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

        "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "EXCHANGE NOTES" means the Notes issued in an exchange offer pursuant to Section 2.06(f) hereof.

        "EXCHANGE OFFER" has the meaning set forth in any Registration Rights Agreement.

        "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in any Registration Rights Agreement.

        "EXISTING INDEBTEDNESS" means Indebtedness or Disqualified Stock of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the Original Issuance Date, until such amounts are repaid.

        "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Unless the TIA otherwise requires, fair market value shall be determined by the Board of Directors acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors delivered to the Trustee.

        "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of the EBITDA of such Person for such period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date (as defined below)) to the Fixed Charges of such Person for such period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date). In the event that the referent Person or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, acquisitions that have been made by the Company or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and EBITDA for such reference period shall be calculated to include the EBITDA of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with such acquisition, as determined in good faith by an officer of the Company (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission).

        "FIXED CHARGES" means, with respect to any Person for any period, the Consolidated Interest Expense of such Person for such period.

        "FOREIGN CREDIT FACILITIES" means any Indebtedness of a Restricted Subsidiary organized or having its principal place of business outside the United States.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Original Issuance Date.

        "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(h)(ii), which is required to be placed on all Global Notes issued under this Indenture.

        "GLOBAL NOTES" means, individually and collectively, the 144A Global Notes, the Regulation S Temporary Global Notes and the Unrestricted Global Notes.

        "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

        "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

        "GUARANTORS" means (i) each Wholly Owned Restricted Subsidiary of the Company on the date of this Indenture that is a Domestic Subsidiary as set forth on Schedule A hereto and (ii) any other Subsidiary that executes a guarantee of the Notes in accordance with the provisions of this Indenture.

        "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (b) forward foreign exchange contracts or currency swap agreements, (c) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values and (d) agreements designed to protect such Person against fluctuations in raw material prices, including paper.

        "HOLDER" means a Person in whose name a Note is registered.

        "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense, trade payable or customer contract advance, if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person; provided that Indebtedness shall not include the pledge by the Company of the Capital Stock of an Unrestricted Subsidiary of the Company to secure Non-Recourse Debt of such Unrestricted Subsidiary. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof (together with any interest thereon that is more than 30 days past due), in the case of any other Indebtedness; provided that the principal amount of any Indebtedness that is denominated in any currency other than United States dollars shall be the amount thereof, as determined pursuant to the foregoing provision, converted into United States dollars at the Spot Rate in effect on the date that such Indebtedness was incurred (or, if such Indebtedness was incurred prior to the Original Issuance Date, the Spot Rate in effect on the Original Issuance Date).

        "INDENTURE" means this Indenture, as amended or supplemented from time to time.

        "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

        "INITIAL NOTES" means the first $    •    aggregate principal amount of Notes issued under this Indenture on the Original Issuance Date.

        "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and which is not also a QIB.

        "INTEREST PAYMENT DATE" has the meaning assigned thereto in the Notes.

        "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding (a) commission, travel and similar advances to officers and employees made in the ordinary course of business and (b) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an investment by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

        "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or the city in which the principal corporate trust office of the Trustee is located, or at a place of payment, are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

        "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

        "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "LIQUIDATED DAMAGES" means all liquidated damages then owing under any Additional Notes pursuant to any Registration Rights Agreement entered into in connection with the issuance of such Additional Notes.

        "MANAGEMENT LOANS" means one or more loans by the Company to employees, independent contractors and/or directors of the Company and any of its Restricted Subsidiaries to finance the purchase by such employees, independent contractors and directors of common stock of the Company.

        "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication, (a) the direct costs relating to such Asset Sale including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees and appraiser fees and cost of preparation of assets for sale and any relocation expenses incurred as a result thereof, (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (c) amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness incurred pursuant to the Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and (d) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

        "NEW SENIOR DISCOUNT NOTES" means the New Senior Discount Notes due 2008 to be issued by Merrill Communications LLC pursuant to the note purchase and exchange agreement among Merrill Communications LLC, the guarantors thereunder the DLJ Merchant Banking Funds named therein and John W. Castro, dated August    •    , 2002, including any additional New Senior Discount Notes due 2008 to be issued to the DLJ Merchant Banking Funds, in each case pursuant to the terms of the Restructuring.

        "NON-RECOURSE DEBT" means Indebtedness (i) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by the Company to secure debt of such Unrestricted Subsidiary) or assets of the Company or any of its Restricted Subsidiaries; provided that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by the Company or any of its Restricted Subsidiaries if the Company or such Restricted Subsidiary was otherwise permitted to incur such guarantee pursuant to this Indenture.

        "NON-U.S. PERSON" means a Person who is not a U.S. Person.

        "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

        "NOTE GUARANTEES" means the guarantees by the Guarantors of the Company's payment obligations under this Indenture and the Notes.

        "NOTES" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

        "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

        "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements of Sections 12.04 and 12.05 hereof.

        "OLD SENIOR SUBORDINATED NOTES" means the 12% Senior Subordinated Notes due 2009 of the Company issued pursuant to the indenture dated November 23, 1999, among the Company, the guarantors thereunder and Norwest Bank Minnesota, N.A., as trustee.

        "OPINION OF COUNSEL" means an opinion in form and substance reasonably satisfactory to the Trustee and from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 12.04 and 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

        "ORIGINAL ISSUANCE DATE" means August    •    , 2002, the date on which Notes are first issued and authenticated under this Indenture.

        "PARI PASSU INDEBTEDNESS" means Indebtedness of the Company that ranks pari passu in right of payment to the Notes.

        "PARTICIPANT" means, with respect to the Depositary, Euroclear or Cedelbank, a Person who has an account with the Depositary, Euroclear or Cedelbank, respectively (and, with respect to the Depositary, shall include Euroclear and Cedelbank).

        "PARTICIPATING BROKER-DEALER" has the meaning set forth in any Registration Rights Agreement.

        "PERMITTED BUSINESS" means any Person engaged directly or indirectly in the communications and document services business or any business reasonably related, incidental or ancillary thereto.

        "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in cash or Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment, (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (e) any Investment acquired solely in exchange for Equity Interests (other than Disqualified Stock) of the Company; (f) any Investment in a Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (f) that are at that time outstanding, not to exceed 15% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (g) Investments relating to any special purpose Wholly Owned Subsidiary of the Company organized in connection with a Receivables Facility that, in the good faith determination of the Board of Directors, are necessary or advisable to effect such Receivables Facility; (h) the Management Loans; (i) Hedging Obligations permitted to be incurred under Section 4.09 hereof; and (j) any Investment acquired in exchange for the license or sale of intellectual property.

        "PERMITTED LIENS" means: (i) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary, provided that such

Liens were not incurred in contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation; (ii) Liens existing on the Original Issuance Date; (iii) Liens securing Indebtedness consisting of Capitalized Lease Obligations, purchase money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or its Restricted Subsidiaries, or repairs, additions or improvements to such assets, provided that (A) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (B) such Liens do not extend to any other assets of the Company or its Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (C) the incurrence of such Indebtedness is permitted by Section 4.09 hereof and (D) such Liens attach within 365 days of such purchase, construction, installation, repair, addition or improvement; (iv) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (i), (ii) and (iii) above so long as such Lien does not extend to any other property (other than improvements thereto); (v) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; (vi) Liens on and pledges of the capital stock of any Unrestricted Subsidiary securing Non-Recourse Debt of such Unrestricted Subsidiary; (vii) Liens securing (A) Indebtedness (including all Obligations) under the Credit Facility or any Foreign Credit Facility and (B) Hedging Obligations payable to a lender under the Credit Facility or an Affiliate thereof or to a Person that was a lender or Affiliate thereof at the time the contract was entered into to the extent such Hedging Obligations are secured by Liens on assets also securing Indebtedness (including all Obligations) under the Credit Facility; (viii) Liens created by the defeasance (covenant or legal) of any Indebtedness; and (ix) other Liens securing Indebtedness that is permitted by the terms of this Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $50.0 million.

        "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries issued within 60 days after repayment of, in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries; provided that (a) the principal amount of (or accreted value, if applicable) or, in the case of Disqualified Stock, liquidation preference of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of, or, in the case of Disqualified Stock, liquidation preference, plus premium, if any, and accrued interest on the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (b) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded, and (c) in the case of Disqualified Stock or, in the case of Indebtedness, if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Disqualified Stock or Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including, without limitation, any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

        "PIK NOTES" means any Additional Notes issued under the terms of this Indenture in lieu of a portion of any cash interest payment pursuant to the terms of the Notes.

        "PRINCIPALS" means DLJ Merchant Banking Funds, John W. Castro and Rick R. Atterbury.

        "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(h)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

        "PUBLIC EQUITY OFFERING" means (a) any issuance of common stock by the Company other than Disqualified Stock, and (b) any issuance of preferred stock by the Company, other than Disqualified Stock, that is registered pursuant to the Securities Act, other than issuances registered on Form S-8 and issuances registered on Form S-4, excluding issuances of common stock pursuant to employee benefit plans of the Company or otherwise as compensation to employees of the Company.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "RECEIVABLES FACILITY" means one or more receivables financing facilities, as amended from time to time, pursuant to which the Company or any of its Restricted Subsidiaries sells its accounts receivable to an Accounts Receivable Subsidiary.

        "RECEIVABLES FEES" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "REGISTRATION RIGHTS AGREEMENT" means, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

        "REGULATION S" means Regulation S promulgated under the Securities Act.

        "REGULATION S PERMANENT GLOBAL NOTE" means an Unrestricted Global Note issued in accordance with Section 2.01(d).

        "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Global Note Legend and the Private Placement Legend and having the "Schedule of Exchanges of Interest in the Global Note" attached thereto and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in accordance with Section 2.01(d).

        "RELATED PARTY" means, with respect to any Principal, (i) any controlling shareholder or partner of such Principal on the Original Issuance Date, or (ii) any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a majority of the controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clause (i) or this clause (ii).

        "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

        "RESTRICTED GLOBAL NOTE" means the 144A Global Note or the Regulation S Temporary Global Note, which Notes shall bear the Private Placement Legend.

        "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

        "RESTRICTED PERIOD" means the 40-day "distribution compliance period" as defined in Rule 902(f) of Regulation S.

        "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "RESTRUCTURING" means the transactions entered into with respect to the Credit Facility, the Old Senior Subordinated Notes of the Company, the New Senior Discount Notes and the preferred stock of the Company, each as consummated on the Original Issuance Date.

        "RULE 144" means Rule 144 promulgated under the Securities Act.

        "RULE 144A" means Rule 144A promulgated under the Securities Act.

        "RULE 903" means Rule 903 promulgated under the Securities Act.

        "RULE 904" means Rule 904 promulgated under the Securities Act.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SERIES B WARRANT AGREEMENT" means the Warrant Agreement between the Company and HSBC Bank USA, as warrant agent, dated the Original Issuance Date in the form attached as Exhibit E to this Indenture, which will govern the terms of the Series B Warrants.

        "SERIES B WARRANTS" means any warrants to purchase the Company's Class B Common Stock, par value $0.01 per share, issued hereunder pursuant to the Series B Warrant Agreement.

        "SHELF REGISTRATION STATEMENT" means any Shelf Registration Statement as defined in any Registration Rights Agreement relating to Additional Notes issued pursuant to this Indenture.

        "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act, as such Regulation is in effect on the date hereof.

        "SPOT RATE" means, for any currency, the spot rate at which such currency is offered for sale against United States dollars as determined by reference to the New York foreign exchange selling rates, as published in The Wall Street Journal on such date of determination for the immediately preceding business day or, if such rate is not available, as determined in any publicly available source of similar market data.

        "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "SUBSIDIARY" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership or limited liability company (i) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (ii) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

        "TOTAL ASSETS" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet (excluding the footnotes thereto) of the Company.

        "TRUSTEE" means, except solely for purposes of Section 8.05 as otherwise specified therein, the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means, the successor serving hereunder.

        "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes not bearing the Private Placement Legend.

        "UNRESTRICTED GLOBAL NOTE" means a permanent global Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend (but not the Private Placement Legend) and having the "Schedule of Exchanges of Interests in the Global Note" attached thereto and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in accordance with Section 2.01(d), 2.06(b)(v), 2.06(d)(iv) or 2.06(f), as applicable.

        "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests (other than Investments described in clause (g) of the definition of "Permitted Investments") or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries other than guarantees that are being released upon designation. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof and (ii) no Default or Event of Default would be in existence following such designation.

        "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

        "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or, in the case of Disqualified Stock, liquidation preference, including payment at final maturity in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness or Disqualified Stock.

        "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of that Person, all the outstanding Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of that Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

        "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

        SECTION 1.02 OTHER DEFINITIONS.

Term	Defined in Section
"AFFILIATE TRANSACTION"	4.11
"ASSET SALE OFFER"	4.10
"AUTHENTICATION ORDER"	2.02
"BANKRUPTCY LAW"	4.01
"CHANGE OF CONTROL OFFER"	4.14
"CHANGE OF CONTROL PAYMENT"	4.14
"CHANGE OF CONTROL PAYMENT DATE"	4.14
"COVENANT DEFEASANCE"	8.03
"DESIGNATED SENIOR INDEBTEDNESS"	10.02
"DISTRIBUTION"	10.02
"EVENT OF DEFAULT"	6.01
"EXCESS PROCEEDS"	4.10
"INCUR"	4.09
"LEGAL DEFEASANCE"	8.02
"OFFER AMOUNT"	3.09
"OFFER PERIOD"	3.09
"PAYING AGENT"	2.03
"PAYMENT"	10.02
"PAYMENT BLOCKAGE NOTICE"	10.04
"PAYMENT DEFAULT"	6.01
"PERMITTED INDEBTEDNESS"	4.09
"PERMITTED JUNIOR SECURITIES"	10.02
"PREEMPTION AMOUNT"	4.19
"PURCHASE DATE"	3.09
"REGISTRAR"	2.03
"REPRESENTATIVE"	10.02
"RESTRICTED PAYMENTS"	4.07
"SENIOR DISCOUNT NOTE RESTRICTED PAYMENT"	4.07
"SENIOR INDEBTEDNESS"	10.02
"SUBORDINATED NOTE OBLIGATIONS"	10.02

        SECTION 1.03 INCORPORATION OF TIA PROVISIONS.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

        "INDENTURE SECURITIES" means the Notes;

        "INDENTURE SECURITY HOLDER" means a Holder of a Note;

        "INDENTURE TO BE QUALIFIED" means this Indenture;

        "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

        "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

        SECTION 1.04 RULES OF CONSTRUCTION.

        Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2)  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4)  words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6)  references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

ARTICLE 2
THE NOTES

        SECTION 2.01 FORM AND DATING.

            (a)  GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1.00 and integral multiples thereof.

        The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b)  144A GLOBAL NOTES. Notes initially offered and sold to QIBs in reliance on Rule 144A shall be issued initially in global form substantially in the form of Exhibit A-1 attached hereto (including, without limitation, the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for credit to the accounts of DTC's Participants, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

            (c)  GLOBAL NOTES. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as the case may be, as herein provided. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof or as specified in Section 2.01(d) hereof.

            (d)  TEMPORARY GLOBAL NOTES. Notes initially offered and sold in reliance on Regulation S shall be issued initially in global form substantially in the form of Exhibit A-2 attached hereto (including, without limitation, the Global Note Legend and the "Schedule of Exchanges of Interests in the Global Note" attached thereto), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding the Notes on behalf of Euroclear or Cedelbank, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

        Within a reasonable time period after the expiration of the Restricted Period, upon the receipt by the Trustee of:

                (i)  a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedelbank, certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note, all as contemplated by Section 2.06(b)(iii)(A) hereof), and

              (ii)  an Officers' Certificate from the Company if, at such time hereof, (x) an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in global form substantially in the form of Exhibit A-1 attached hereto (including, without limitation, the Global Note Legend (but not the Private Placement Legend) and the "Schedule of Exchanges of Interests in the Global Note" attached thereto), which shall be deposited with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary, and (y) the Trustee shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note by an amount equal to the aggregate principal amount of the Regulation S Temporary Global Note, all pursuant to the Applicable Procedures. Simultaneously with the authentication of the Unrestricted Global Note and the increase of the principal amount of the Unrestricted Global Note in the amount of the aggregate principal amount of the Regulation S Temporary Global Note, the Trustee shall cancel the Regulation S Temporary Global Note.

        Until the later of the termination of the Restricted Period and the provision of the certifications required as specified in the preceding paragraph, beneficial interests in any Regulation S Temporary Global Note may be held only through Participants acting for and on behalf of Euroclear and Cedelbank.

            (e)  EUROCLEAR AND CEDELBANK PROCEDURES APPLICABLE. The provisions of "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and "General Terms and Conditions of Cedelbank" and "Customer Handbook" of Cedelbank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Unrestricted Global Notes that are held by Participants through Euroclear or Cedelbank.

            (f)    DEFINITIVE NOTES. Notes issued in definitive form shall be issued substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto), duly executed by the Company and authenticated by the Trustee as hereinafter provided.

        SECTION 2.02 EXECUTION AND AUTHENTICATION.

        Two officers shall sign the Notes for the Company by manual or facsimile signature.

        If an officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

        A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to $    •    in aggregate principal amount plus the aggregate principal amount of any Additional Notes issued pursuant to this Section 2.02 and Section 4.09 except as required by Section 2.07. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

        SECTION 2.03 REGISTRAR AND PAYING AGENT.

        The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

        The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

        The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

        SECTION 2.04 PAYING AGENT TO HOLD MONEY IN TRUST.

        The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money, PIK Notes or Series B Warrants held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment or issuance. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money or transfer all PIK Notes or Series B Warrants held by it to the Trustee. Upon payment or transfer to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money, PIK Notes or Series B Warrants. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money, PIK Notes or Series B Warrants held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

        SECTION 2.05 HOLDER LISTS.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

        SECTION 2.06 TRANSFER AND EXCHANGE.

            (a)  TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue as Depositary for the Notes or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company, at its option, elects to cause the Global Notes (in whole but not in part) to be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default or Event of Default. In addition, beneficial interests in a Global Note may be exchanged for Definitive Notes upon request but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of DTC in accordance with customary procedures and subject to compliance with Section 2.06(b)(ii) and Section 2.06(c). Notwithstanding the two preceding sentences, in no event shall a Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of a Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of any of the preceding events upon which Definitive Notes are to be issued in exchange for any Global Note or beneficial interests therein as specified above, Definitive Notes shall be issued in such names and approved denominations as the Depositary shall instruct the Trustee and, if such Global Note is a Restricted Global Note, shall bear the Private Placement Legend.

    Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note except as provided in this Section 2.06(a). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a) and Sections 2.07 and 2.10; provided, however, that beneficial interests in a Global Note may be transferred and exchanged for beneficial interests in another Global Note as provided in Section 2.06(b) hereof.

            (b)  TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES FOR BENEFICIAL INTERESTS IN GLOBAL NOTES OR FOR DEFINITIVE NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers or exchanges of beneficial interests in Global Notes for Definitive Notes shall also require compliance with Section 2.06(a) above, Section 2.06(b)(ii) below and Section 2.06(c) below, and transfers or exchanges of beneficial interests in Global Notes for beneficial interests in Global Notes also shall require compliance with one or more of the other following subparagraphs, as applicable:

                (i)  TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that, prior to the expiration of the Restricted Period, a beneficial interest in the Regulation S Temporary Global Note may be transferred to a Person who takes delivery in the form of an interest in the 144A Global Note only upon receipt by the Registrar of the certificate specified in Section 2.06(b)(iii)(A). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

              (ii)  ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests in a Global Note that are not subject to Section 2.06(b)(i) above (other than an exchange of beneficial interests in a Regulation S Temporary Global Note for beneficial interests in an Unrestricted Global Note in accordance with Section 2.01(d)), the owner of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (B)(1) above; provided, however, that in no event shall

      Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(i) hereof.

              (iii)  TRANSFER OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTERESTS IN ANOTHER RESTRICTED GLOBAL NOTE. Subject to Section 2.01(d), a beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                (A)  if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, a certificate delivered by the transferor in the form of Exhibit B hereto, including, without limitation, the certifications in item (1) thereof; and

                (B)  if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note, a certificate delivered by the transferor in the form of Exhibit B hereto, including, without limitation, the certifications in item (2) thereof.

              (iv)  TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer (x) is an exchange of beneficial interests in a Regulation S Temporary Global Note for beneficial interests in an Unrestricted Global Note in accordance with Section 2.01(d) or (y) both (1) complies with the requirements of Section 2.06(b)(ii) above and (2):

                (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C)  such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                (D)  the Registrar receives the following:

                  (1)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including, without limitation, the certifications in item (1)(a) thereof; or

                  (2)  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including, without limitation, the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

              (v)  ISSUANCE OF UNRESTRICTED GLOBAL NOTE. If any such transfer is effected pursuant to Section 2.06(b)(iv)(B) or (D) above at a time when the Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

            (c)  TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES FOR DEFINITIVE NOTES.

                (i)  BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. Subject to Section 2.06(a), if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                (A)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including, without limitation, the certifications in item (2)(a) thereof;

                (B)  if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including, without limitation, the certifications in item (1) thereof;

                (C)  if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including, without limitation, the certifications in item (2) thereof;

                (D)  if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including, without limitation, the certifications in item (3)(a) thereof;

                (E)  if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including, without limitation, the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                (F)  if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including, without limitation, the certifications in item (3)(b) thereof; or

                (G)  if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including, without limitation, the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(1) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

              (ii)  BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. Subject to Section 2.06(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C)  such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                (D)  the Registrar receives the following:

                  (1)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including, without limitation, the certifications in item (1)(b) thereof; or

                  (2)  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including, without limitation, the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

              (iii)  BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. Subject to Section 2.06(a), if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

              (iv)  REGULATION S TEMPORARY GLOBAL NOTE RESTRICTION. Notwithstanding Sections 2.06(c)(i) and (ii) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act.

            (d)  TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS IN GLOBAL NOTES.

                (i)  RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                (A)  if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including, without limitation, the certifications in item (2)(b) thereof;

                (B)  if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including, without limitation, the certifications in item (1) thereof;

                (C)  if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including, without limitation, the certifications in item (2) thereof;

                (D)  if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including, without limitation, the certifications in item (3)(a) thereof;

                (E)  if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including, without limitation, the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                (F)  if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including, without limitation, the certifications in item (3)(b) thereof; or

                (G)  if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including, without limitation, the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the 144A Global Note.

              (ii)  RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C)  such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                (D)  the Registrar receives the following:

                  (1)  if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including, without limitation, the certifications in item (1)(c) thereof; or

                  (2)  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including, without limitation, the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

              (iii)  UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

              (iv)  ISSUANCE OF UNRESTRICTED GLOBAL NOTE. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to Section 2.06(c)(ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the Definitive Notes so transferred.

            (e)  TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                (i)  RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                (A)  if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including, without limitation, the certifications in item (1) thereof;

                (B)  if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including, without limitation, the certifications in item (2) thereof; and

                (C)  if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including, without limitation, the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

              (ii)  RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                (B)  any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C)  any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                (D)  the Registrar receives the following:

                  (1)  if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including, without limitation, the certifications in item (1)(d) thereof; or

                  (2)  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including, without limitation, the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

              (iii)  UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

            (f)    EXCHANGE OFFER. Upon the occurrence of any Exchange Offer in accordance with any Registration Rights Agreement, if the Exchange Offer is consummated at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, (i) the Trustee shall authenticate one or more Unrestricted Global Notes, (ii) the Trustee shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note by an amount equal to the aggregate principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (iii) the Company shall issue and, upon receipt of a Authentication Order in accordance with Section 2.02, the Trustee shall authenticate Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

        Concurrently with the issuance of Exchange Notes in the Exchange Offer, the Company shall deliver an Opinion of Counsel to the Trustee to the effect that the Exchange Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for Restricted Securities in accordance with the Indenture and the Exchange Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (g)  TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE OR UNRESTRICTED DEFINITIVE NOTES FOR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTE OR RESTRICTIVE DEFINITIVE NOTES. Beneficial interests in an Unrestricted Global Note or Unrestricted Definitive Notes cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note or Restricted Definitive Notes.

            (h)  LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                (i)  PRIVATE PLACEMENT LEGEND.

                (A)  Except as specified in Section 2.06(h)(i)(B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or upon registration of transfers or replacement thereof) shall bear the legend in substantially the following form:

                "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI")), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                (B)  Notwithstanding the foregoing, any Global Note or Definitive Note issued (i) upon registration of transfer or replacement of, or in exchange for, any Unrestricted Global Note or Unrestricted Definitive Note, (ii) pursuant to Section 2.06(b)(iv), (c)(ii), (d)(ii), (e)(ii) or (f), or (iii) in exchange for Old Senior

        Subordinated Notes pursuant to the terms of the Restructuring and the Global Note issued in exchange for a Regulation S Temporary Global Note pursuant to clause (x) of the second paragraph of Section 2.01(4), shall not bear the Private Placement Legend.

              (ii)  GLOBAL NOTE LEGEND. Each Global Note shall bear a legend (comprising two paragraphs) in substantially the following form:

                "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF MERRILL CORPORATION."

              (iii)  REGULATION S TEMPORARY GLOBAL NOTE LEGEND. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

                "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

            (i)    CANCELLATION OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

            (j)    GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                (i)  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

              (ii)  No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 3.09, 4.10 and 4.14 hereof).

              (iii)  The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

              (iv)  All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

              (v)  The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

              (vi)  Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest and Liquidated Damages, if any, on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

            (vii)  The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

            (viii)  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

        SECTION 2.07 REPLACEMENT NOTES.

        If any mutilated Note is surrendered to the Trustee or the Company and the Trustee and the Company receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order and unless it has received actual notice that the Note to be replaced has been acquired by a bona fide purchaser, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. The Company may charge the Holder for its expenses in replacing a Note.

        Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

        SECTION 2.08 OUTSTANDING NOTES.

        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, that Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07 hereof.

        If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

        If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

        If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

        SECTION 2.09 TREASURY NOTES.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, including, without limitation, for purposes of Section 9.02, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

        SECTION 2.10 TEMPORARY NOTES.

        Until certificates representing Notes are ready for delivery, the Company may prepare, and the Trustee, upon receipt of an Authentication Order, shall authenticate, temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall, as soon as practicable upon receipt of an Authentication Order, authenticate Definitive Notes in exchange for temporary Notes.

        Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

        SECTION 2.11 CANCELLATION.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Trustee shall provide the Company evidence of all Notes that have been cancelled from time to time as requested by the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

        SECTION 2.12 DEFAULTED INTEREST.

        If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

        SECTION 2.13 CUSIP NUMBERS.

        The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

ARTICLE 3
REDEMPTION AND PREPAYMENT

        SECTION 3.01 NOTICES TO TRUSTEE.

        If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

        SECTION 3.02 SELECTION OF NOTES TO BE REDEEMED.

        If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

        The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

        SECTION 3.03 NOTICE OF REDEMPTION.

        Subject to the provisions of Section 3.09 hereof, notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

        The notice shall identify the Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c)  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)  the name and address of the Paying Agent;

          (e)  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f)    that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g)  the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h)  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

        SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION.

        Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

        SECTION 3.05 DEPOSIT OF REDEMPTION PRICE.

        Prior to 11:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes or the portion thereof to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

        If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest and Liquidated Damages, if any, not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

        SECTION 3.06 NOTES REDEEMED IN PART.

        Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of the Company's written request, the Trustee shall as soon as practicable authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

        SECTION 3.07 OPTIONAL REDEMPTION.

        Except as provided below, the Notes will not be redeemable at the Company's option prior to November 1, 2004. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, and Liquidated Damages if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2004	106.0%
2005	104.0%
2006	102.0%
2007 and thereafter	100.0%

        Notwithstanding the foregoing, on or prior to November 1, 2002, the Company may redeem up to 35.0% of the aggregate principal amount of Notes outstanding under this Indenture in cash at a redemption price of 112.0% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings, provided that at least 65.0% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of any such redemption, and provided further that such redemption shall occur within 90 days of the date of the closing of any such Public Equity Offering.

        Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

        SECTION 3.08 MANDATORY REDEMPTION.

        Except as provided in Sections 4.10 and 4.14, the Company is not required to make mandatory redemption of, or sinking fund payments with respect to, the Notes.

        SECTION 3.09 OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

        In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

        The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

        If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

        Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a)  that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

          (b)  the Offer Amount, the purchase price and the Purchase Date;

          (c)  that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

          (d)  that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

          (e)  that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

          (f)    that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, an exchange agent or depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g)  that Holders shall be entitled to withdraw their election if the Company, the exchange agent, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (h)  that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis; and

          (i)    that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

        On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

        Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4
COVENANTS

        SECTION 4.01 PAYMENT OF NOTES.

        The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes. The Initial Notes and any PIK Notes shall not bear any Liquidated Damages. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, (i) holds as of 12:00 noon Eastern Time on the due date, money deposited by the Company in immediately available funds or, in the case of interest, PIK Notes, designated for and sufficient to pay all principal, premium, if any, and interest then due and (ii) is not prohibited from paying such money or PIK Notes to the Holders pursuant to the terms of this Indenture or the Notes. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in any Registration Rights Agreement.

        The Company shall pay interest (including, without limitation, post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to 1% per annum in excess of the rate then in effect on the Notes to the extent lawful and shall pay interest (including, without limitation, post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful.

        SECTION 4.02 MAINTENANCE OF OFFICE OR AGENCY.

        The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

        SECTION 4.03 REPORTS.

        Whether or not required by the rules and regulations of the Commission, so long as any Initial Notes are outstanding, the Company will furnish to the Trustee and Holders of the Notes (a) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (b) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, each of the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, it will furnish to the Trustee and Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        SECTION 4.04 COMPLIANCE CERTIFICATE.

          (a)  The Company and the Guarantors (to the extent the Guarantors are so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year have been made under the supervision of the signing officers with a view to determining whether the Company and the Guarantors (if applicable) have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company and the Guarantors (if applicable) have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and the Guarantors (if applicable) are taking or propose to take with respect thereto) and that, to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company and the Guarantors (if applicable) are taking or propose to take with respect thereto.

          (b)  So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c)  The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

        SECTION 4.05 TAXES.

        The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

        SECTION 4.06 STAY, EXTENSION AND USURY LAWS.

        Each of the Company and each Guarantor covenant that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resorting to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

        SECTION 4.07 RESTRICTED PAYMENTS.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries), other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company; (b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) any Equity Interests of the Company, any direct or indirect parent of the Company or any other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (c) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of Merrill Communications LLC that is pari passu with or subordinated in right of payment to the Notes except in accordance with the mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); (d) make any Restricted Investment; or (e) until such time as this Indenture has been amended to require that all interest payments on the Notes be made only in cash, make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any New Senior Discount Notes prior to the maturity thereof (a "Senior Discount Note Restricted Payment") (all payments and other actions set forth in clauses (a) through (e) above being collectively referred to as "Restricted

Payments"), unless, in the case of clauses (a) through (d) above, at the time of and after giving effect to such Restricted Payment:

              (i)  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

            (ii)  the Company would, immediately after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

            (iii)  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Original Issuance Date (excluding Restricted Payments permitted by clauses (a) (to the extent that the declaration of any dividend referred to therein reduces amounts available for Restricted Payments pursuant to this clause (iii)), (b) through (e) and (h) of the next succeeding paragraph), is less than the sum, without duplication, of (A) 15.0% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Original Issuance Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) 100% of the aggregate net cash proceeds received by the Company after the Original Issuance Date from contributions to the Company's common equity capital or from the issue or sale after the Original Issuance Date of Equity Interests of the Company or of Disqualified Stock or convertible debt securities of the Company to the extent that they have been converted into such Equity Interests (other than Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (C) to the extent that any Restricted Investment that was made after the Original Issuance Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any).

        The foregoing provisions will not prohibit:

          (a)  the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

          (b)  the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness of the Company that is pari passu or subordinate to the Notes or any Equity Interests of the Company in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii)(B) of the preceding paragraph;

          (c)  the defeasance, redemption, repurchase, retirement or other acquisition of any Indebtedness of the Company that is pari passu or subordinate to the Notes with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

          (d)  the payment of dividends by a Restricted Subsidiary on any class of common stock of such Restricted Subsidiary if (i) such dividend is paid pro rata to all holders of such class of common stock and (ii) at least a majority of such class of common stock is held by the Company or one or more of its Restricted Subsidiaries;

          (e)  the repurchase of any class of common stock of a Restricted Subsidiary if (i) such repurchase is made pro rata with respect to such class of common stock and (ii) at least a majority of such class of common stock is held by the Company or one or more of its Restricted Subsidiaries;

          (f)    any other Restricted Investment (other than a Senior Discount Note Restricted Payment) made in a Permitted Business which, together with all other Restricted Investments made pursuant to this clause (f) since the Original Issuance Date, does not exceed $5.0 million (in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (f), either as a result of (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued, proportionate to the Company's equity interest in that Subsidiary at the time of such redesignation at the fair market value of the net assets of that Subsidiary at the time of such redesignation), in the case of clauses (i) and (ii), not to exceed the amount of such Restricted Investment previously made pursuant to this clause (f); provided that no Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Investment;

          (g)  any other Restricted Payment (other than a Senior Discount Note Restricted Payment) which, together with all other Restricted Payments made pursuant to this clause (g) since the Original Issuance Date, does not exceed $5.0 million (in each case, after giving effect to all subsequent reductions in the amount of any Restricted Payment made pursuant to this clause (g), either as a result of (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued, proportionate to the Company's equity interest in such Subsidiary at the time of such redesignation, at the fair market value of the net assets of such Subsidiary at the time of such redesignation), in the case of clauses (i) and (ii), not to exceed the amount of such Restricted Investment previously made pursuant to this clause (g); provided that no Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Payment; and

          (h)  distributions or payments of Receivables Fees.

        The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments will be deemed to constitute Restricted Investments in an amount equal to the greater of (i) the net book value of such Investments at the time of such designation and (ii) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

        SECTION 4.08 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Original Issuance Date, (b) the Credit Facility as in effect as of the Original Issuance Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, (c) the indenture relating to the New Senior Discount Notes, the New Senior Discount Notes and the guarantees thereof, (d) this Indenture, the indenture relating to the Class B Senior Subordinated Notes, the Notes and the Class B Senior Subordinated Notes, (e) applicable law and any applicable rule, regulation or order, (f) any agreement or instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent created in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (g) customary non-assignment or subletting provisions in leases or licenses entered into in the ordinary course of business and consistent with past practices, (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (e) above on the property so acquired, (i) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (j) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the good faith judgment of the Board of Directors, not materially less favorable, taken as a whole, to the Holders of the Notes than those contained in the agreements governing the Indebtedness being refinanced, (k) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.09 and 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness, (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (m) other Indebtedness or Disqualified Stock of Restricted Subsidiaries permitted to be incurred subsequent to the Original Issuance Date pursuant to the provisions of Section 4.09 hereof, (n) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, and (o) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors, are necessary or advisable to effect such Receivables Facility.

        SECTION 4.09 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, (a) directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "Incur", which term shall exclude the amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security), with respect to any Indebtedness (including, Acquired Indebtedness), or (b) issue any shares of

Disqualified Stock. The Company will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock.

provided that the Company or any Restricted Subsidiary may incur Indebtedness (including, Acquired Indebtedness) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1, determined on a consolidated pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period. Upon the amendment of this Indenture following the Original Issuance Date to require that all interest payments on the Notes be made only in cash, the minimum Fixed Charge Coverage Ratio required for the Company or any Restricted Subsidiary to Incur Indebtedness including Acquired Indebtedness, or issue shares of Disqualified Stock, pursuant to the immediately preceding sentence shall be 2 to 1.

        The provisions of the first paragraph of this Section 4.09 will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

            (i)  the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under the Credit Facility and the Foreign Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Merrill Communications LLC and such Restricted Subsidiaries thereunder) outstanding under the Credit Facility and the Foreign Credit Facilities does not exceed an amount equal to $194.0 million, less the aggregate amount of all scheduled amortization payments (excluding any such payments at final maturity thereof) and mandatory prepayments (excluding any prepayments by operation of any provision of the Credit Facility or the Foreign Credit Facilities requiring principal prepayment with (i) any excess cash flow or (ii) the net proceeds from the issuance of equity securities of the Company or any of its Restricted Subsidiaries) of the principal of any term loan portion of any such Indebtedness that have been made since the Original Issuance Date;

          (ii)  the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

          (iii)  the incurrence (a) by Merrill Communications LLC of Indebtedness represented by the additional New Senior Discount Notes issued pursuant to the Restructuring, the indenture relating to the New Senior Discount Notes and guarantees thereof by the Company and certain of the Company's Subsidiaries or (b) by the Company of Indebtedness represented by the Notes and the Guarantees and the Class B Senior Subordinated Notes and the guarantees thereof;

          (iv)  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock represented by Capital Expenditure Indebtedness, Capital Lease Obligations or other obligations, in each case, the proceeds of which are used solely for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (including acquisitions of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the property, plant or equipment so acquired) used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount (or accreted value, as applicable) or, in the case of Disqualified Stock, liquidation preference after giving effect to that incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock incurred pursuant to this clause (iv), not to exceed $10.0 million outstanding after giving effect to such incurrence;

          (v)  Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case,

  incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of such Indebtedness shall at no time exceed the gross proceeds, including, non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and/or such Restricted Subsidiary in connection with such disposition;

          (vi)  the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred, provided that the New Senior Discount Notes may not be refunded, refinanced, defeased or replaced prior to the maturity thereof until such time as this Indenture has been amended to require that all interest payments on the Notes be made only in cash;

        (vii)  the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness or Disqualified Stock between or among the Company and/or any of its Restricted Subsidiaries; provided that (i) if the Company is the obligor on such Indebtedness or Disqualified Stock, such Indebtedness or Disqualified Stock is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or Disqualified Stock being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness or Disqualified Stock to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness or Disqualified Stock by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

        (viii)  the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business consistent with past practice for the purpose of fixing or hedging (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (B) exchange rate risk with respect to agreements or Indebtedness of such Person payable denominated in a currency other than U.S. dollars; and (C) risk with respect to fluctuations in the cost of raw materials, including paper; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates, interest rates or the cost of raw materials or by reason of fees, indemnities and compensation payable thereunder;

          (ix)  the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

          (x)  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock in connection with an acquisition in an aggregate principal amount (or accreted value, as applicable) or, in the case of Disqualified Stock, liquidation preference after giving effect to that incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance, defease or replace any Indebtedness or Disqualified Stock incurred pursuant to this clause (x), not to exceed $5.0 million outstanding after giving effect to such incurrence;

          (xi)  obligations in respect of performance and surety bonds and completion guarantees (including related letters of credit, to the extent allowed under the Credit Facility) provided by the Company or any Restricted Subsidiary in the ordinary course of business;

        (xii)  the incurrence by the Company of Indebtedness represented by PIK Notes in lieu of cash interest in accordance with the terms of this Indenture and the similar pay in kind Class B Senior Subordinated Notes pursuant to the terms of the Class B Senior Subordinated Notes Indenture; and

        (xiii)  the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) outstanding or, in the case of Disqualified Stock, liquidation preference after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock incurred pursuant to this clause (xiii), not to exceed $17.0 million.

        For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xiii) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify such item of Indebtedness or Disqualified Stock in any manner that complies with this Section 4.09 and such item of Indebtedness or Disqualified Stock will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph of this Section 4.09.

        SECTION 4.10 ASSET SALES.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (b) at least 90% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (i) cash or (ii) property or assets that are used or useful in a Permitted Business, or the Capital Stock of any Person engaged in a Permitted Business if, as a result of the acquisition by the Company or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary. For purposes of this Section 4.10, each of the following shall be deemed cash: (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of their receipt by the Company or such Restricted Subsidiary, but only to the extent of the cash or Cash Equivalents received. The 90% limitation referred to in clause (b) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with subclauses (x) and (y) above, is equal to or greater than what the total after-tax proceeds of such Asset Sale would have been had such Asset Sale complied with the aforementioned 90% limitation.

        Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may apply such Net Proceeds, to (a) repay or purchase Senior Indebtedness or (b) invest in property, make a capital expenditure or acquire assets that are used or useful in a Permitted Business, or acquire Capital Stock of any Person primarily engaged in a Permitted Business if (i) as a result of the acquisition by the Company or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary or (ii) the Investment in such Capital Stock is permitted by clause (f) of the definition of "Permitted Investments". Pending the final application of any Net Proceeds, the Company may temporarily reduce Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof in connection with an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

        The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Asset Sale Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

        SECTION 4.11 TRANSACTIONS WITH AFFILIATES.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, issue or purchase securities to or from (other than in connection with the underwriting thereof for placement with, or distribution to, investors), create any Indebtedness to, or extend any credit to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.5 million, either (i) a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors or (ii) an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (a) customary directors' fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business (including ordinary course loans to employees not to exceed (i) $2.0 million outstanding in the aggregate at any time and note purchase and exchange agreement (ii) $1.0 million to any one employee) and consistent with the past practice of the Company or such Restricted Subsidiary; (b) transactions between or among the Company and/or its Restricted Subsidiaries; (c) payment of customary fees by the Company or any of its Restricted Subsidiaries to DLJ Merchant Banking Funds and its Affiliates (including, without limitation, pursuant to the Advisory Agreement between the Company and DLJ Securities Corp. dated November 1999) made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the Board of Directors in good faith; (d) any amendment or modification to loans to senior officers of the Company outstanding on the date of this Indenture; provided that neither the Company nor any of its Restricted Subsidiaries shall increase the amount of any such loan pursuant to any such amendment or modification; (e) ordinary course of business transactions related to the provision of services by the Company or any of its Subsidiaries to Affiliates in an amount not to exceed $7.5 million per transaction or series of related transactions; (f) the issuance and sale of additional New Senior Discount Notes to DLJ Merchant Banking Funds pursuant to the terms of the Restructuring; (g) the payment of interest and principal on any New Senior Discount Notes held by DLJ Merchant Banking Funds or John W. Castro; provided that any such interest or principal payment shall be pursuant to the terms of the note purchase and exchange agreement relating to the New Senior Discount Notes as in effect on the Original Issuance Date; (h) Restricted Payments that are permitted by Section 4.07 hereof and any Permitted Investments; and (i) sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

        SECTION 4.12 LIENS.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than a Permitted Lien that secures obligations under any Indebtedness of the Company or any of its Restricted Subsidiaries on any asset or property now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries or on any income or profits therefrom, or assign or convey any right to receive income therefrom.

        SECTION 4.13 CORPORATE EXISTENCE.

        Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) the corporate partnership or other existence of itself and each of its Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of itself and any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

        SECTION 4.14 OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

        Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within 90 days following any Change of Control, the Company will (or will cause the Trustee to) mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Change of Control Offer, the

Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

        On the Change of Control Payment Date, the Company shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Prior to complying with the provisions of this Section 4.14, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by this Section 4.14. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        Notwithstanding anything to the contrary in this Section 4.14, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        SECTION 4.15 NO SENIOR SUBORDINATED INDEBTEDNESS.

        The Company shall not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to the Notes. No Guarantor shall incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to such Guarantor's Note Guarantee. Merrill Communications LLC will not, after the date of this Indenture, issue, create or sell any Indebtedness that is pari passu with the New Senior Discount Notes to, or in favor of, DLJ Merchant Banking Partners II, L.P or any related private equity fund managed by DLJ Merchant Banking Partners II, L.P.

        SECTION 4.16 LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if (a) the Company or such Restricted Subsidiary, as the case may be, could have (i) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof, (b) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (c) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

        SECTION 4.17 PAYMENTS FOR CONSENT.

        Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

        SECTION 4.18 ADDITIONAL NOTE GUARANTEES.

        If any Wholly Owned Restricted Subsidiary of the Company that is a Domestic Subsidiary guarantees any Indebtedness under the Credit Facility, then such Restricted Subsidiary shall become a Guarantor and shall execute a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with the terms of this Indenture.

        SECTION 4.19 ISSUANCE OF SERIES B WARRANTS.

        Following each issuance of PIK Notes pursuant to the terms of the Notes, the Company shall cause to be sent to each Holder of the Notes Series B Warrants in the quantity, time and manner provided in the Series B Warrant Agreement and the Notes.

        The Company will send the Warrant Agent a certificate within ten Business Days of any issuance of PIK Notes stating that the Company has issued PIK Notes and setting forth the Company's EBITDA for the applicable period.

ARTICLE 5
SUCCESSORS

        SECTION 5.01 MERGER, CONSOLIDATION OR SALE OF ASSETS.

        The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (a) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (c) immediately after such transaction no Default or Event of Default exists and (d) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, (i) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof and (ii) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding such transaction. The foregoing clause (d) will not prohibit (i) a merger between the Company and a Wholly Owned Subsidiary of the Company created for the purpose of holding the Capital Stock of the Company, (ii) a merger between the Company and a Wholly Owned Restricted Subsidiary or (iii) a merger between the Company and an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States so long as, in the case of clauses

(i), (ii) and (iii), the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby. The Company shall not lease all or substantially all of its assets to any Person.

        SECTION 5.02 SUCCESSOR CORPORATION SUBSTITUTED.

        Upon any consolidation of the Company with or any merger of the Company into another Person, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest or Liquidated Damages, if any, on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof. Prior to the merger, sale or transfer, the Trustee shall receive an Officer's Certificate and Opinion of Counsel certifying that such transaction is in compliance with this Indenture.

ARTICLE 6
DEFAULTS AND REMEDIES

        SECTION 6.01 EVENTS OF DEFAULT.

        Each of the following constitutes an "Event of Default":

          (a)  default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by Article 10 hereof), in cash or, if allowed pursuant to this Indenture, in the form of PIK Notes;

          (b)  default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 hereof);

          (c)  failure by the Company or any of its Restricted Subsidiaries for 30 days after receipt of notice from the Trustee or Holders of at least 25% in principal amount of the Notes then outstanding to comply with any of their agreements in the Indenture or the Notes;

          (d)  beneficial ownership by DLJ Merchant Banking Partners II, L.P. or any related private equity fund managed by DLJ Merchant Banking Partners II, L.P., for more than ten Business Days, of (i) Notes in an aggregate principal amount greater than $3.0 million or (ii) 15.0% or more of the Indebtedness represented by the Credit Facility;

          (e)  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Original Issuance Date, which default (i) is caused by a failure to pay Indebtedness at its stated final maturity, after giving effect to any applicable grace period provided in such Indebtedness, (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its stated final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (f)    failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed within a period of 60 days;

          (g)  except as permitted by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under the Note Guarantees;

          (h)  the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary:

              (i)  commences a voluntary case under any Bankruptcy Law,

            (ii)  consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law,

            (iii)  consents to the appointment of a Custodian of it or for all or substantially all of its property,

            (iv)  makes a general assignment for the benefit of its creditors, or

            (v)  generally is not paying its debts as they become due;

          (i)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i)    is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case,

            (ii)  appoints a Custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, or

            (iii)  orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days, or

          (j)    on either (i) any three consecutive Interest Payment Dates or (ii) any four of six consecutive Interest Payment Dates, both (x) the Company shall have exercised its option to pay any portion of the interest payment on each such Interest Payment Date by issuing PIK Notes and (y) the Company's EBITDA for the four fiscal quarters immediately preceding each of such three Interest Payment Dates (in the case of subclause (i) above) or each of such four Interest Payment Dates (in the case of subclause (ii) above) (which will be through April 30 in the case of a June 30 Interest Payment Date or through October 31 in the case of a December 31 Interest Payment Date) shall have been less than the greater of (i) the minimum EBITDA specified below opposite such Interest Payment Date and (ii) the product of (x) the minimum EBITDA for four fiscal quarters which the Company is required to maintain under the Credit Facility, as of the fiscal quarter ended immediately prior to such Interest Payment Date (where EBITDA, for purposes of this subclause (x), shall be as defined in the Credit Facility, as in effect on such Interest Payment Date) and (y) the rate specified below opposite such Interest Payment Date; provided that, notwithstanding anything to the contrary, no Event of Default shall occur due to the Company's exercise of its option to pay any portion of the interest payment on any Interest Payment Date by issuing PIK Notes where the Company's EBITDA for the four fiscal quarters immediately preceding such Interest Payment Date was equal to or greater than $60.0 million:

Interest Payment Date	Minimum EBITDA	Rate
December 31, 2002 through December 31, 2003	$50.0 million	0.977
June 30, 2004 and December 31, 2004	$53.0 million	0.974
June 30, 2005 and December 31, 2005	$58.5 million	0.938
Each June 30 or December 31 thereafter	$60.0 million	0.000

        SECTION 6.02 ACCELERATION.

        If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary) occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Notes may direct the Trustee to declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. However, so long as any Indebtedness permitted to be incurred pursuant to the Credit Facility shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration of any such Indebtedness under the Credit Facility or (ii) five Business Days after receipt by the Company and the administrative agent under the Credit Facility of written notice of such acceleration. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary, (i) all outstanding Notes shall, ipso facto, be due and payable without further action or notice and (ii) the Company shall promptly notify the Trustee of such Event of Default (although the Notes shall become due and payable immediately upon the occurrence of such Event of Default as specified in clause (i) of Section 6.01 above regardless of whether the Company so notifies the Trustee). The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived; provided that in the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (e) of Section 6.01 hereof, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (e) of Section 6.01 hereof have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

        SECTION 6.03 OTHER REMEDIES.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

        SECTION 6.04 WAIVER OF PAST DEFAULTS.

        Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including, without limitation, in connection with an offer to purchase), provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including, without limitation, any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

        SECTION 6.05 CONTROL BY MAJORITY.

        Holders of not less than a majority in principal amount of the then outstanding Notes, as applicable, may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may result in the incurrence of liability by the Trustee or if the Trustee does not receive sufficient indemnification.

        SECTION 6.06 LIMITATION ON SUITS.

        A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a)  the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b)  the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c)  such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d)  the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e)  during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

        A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

        SECTION 6.07 RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including, without limitation, in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        SECTION 6.08 COLLECTION SUIT BY TRUSTEE.

        If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment, in its own name and as trustee of an express trust, against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes, and interest and Liquidated Damages, if any, on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        SECTION 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM.

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including, without limitation, any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        SECTION 6.10 PRIORITIES.

        If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including, without limitation, payment of all compensation, expense and liabilities incurred, and all advances made by the Trustee, and the costs and expenses of collection;

          SECOND: to holders of Senior Indebtedness to the extent required by Article 10 or Section 11.02 hereof;

          THIRD: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

          FOURTH: to the Company or to such party as a court of competent jurisdiction shall direct. The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

        SECTION 6.11 UNDERTAKING FOR COSTS.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including, without limitation, reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a

Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

        SECTION 7.01 DUTIES OF TRUSTEE.

          (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

              (i)  the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii)  in the absence of bad faith on its part, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy or mathematical calculation or other facts stated therein or otherwise verify the contents thereof.

          (c)  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i)  this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (ii)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof.

          (d)  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section 7.01 and Section 7.02 hereof.

          (e)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        SECTION 7.02 RIGHTS OF TRUSTEE.

          (a)  The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b)  Except for a Default under Section 6.01(a) or (b) hereof, the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding.

          (c)  Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel, and the advice of such counsel, or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (d)  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (e)  The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (f)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (g)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (h)  Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a), 6.01(b) and 4.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          (i)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

          (j)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (k)  Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only, and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

        SECTION 7.03 INDIVIDUAL RIGHTS OF TRUSTEE.

        The Trustee may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

        SECTION 7.04 TRUSTEE'S DISCLAIMER.

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

        SECTION 7.05 NOTICE OF DEFAULTS.

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of Default or Event of Default within 90 days after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or Event of Default in payment of principal or premium, if any, and interest or Liquidated Damages, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

        SECTION 7.06 REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

        Within 60 days after each March 1 beginning with the March 1 following the Original Issuance Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

        A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

        SECTION 7.07 COMPENSATION AND INDEMNITY.

        The Company and the Guarantors shall pay the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Company and the Guarantors shall jointly and severally indemnify the Trustee and its agents, employees, officers, directors and shareholders for, and hold the same harmless against, any and all losses, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses)

incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including, without limitation, the costs and expenses of enforcing this Indenture against the Company (including, without limitation, this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense at the Company's expense. The Trustee may have separate counsel but shall not be indemnified by the Company or any Guarantor for fees and expenses of such counsel except to the extent that a conflict exists with respect to the representation of both parties by the same counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

        The obligations of the Company and the Guarantors under this Section 7.07 shall survive the resignation or removal of the Trustee and/or the satisfaction and discharge or termination of this Indenture.

        To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee and/or the satisfaction and discharge or termination of this Indenture.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including, without limitation, the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

        The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

        SECTION 7.08 REPLACEMENT OF TRUSTEE.

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

        The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b)  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c)  a Custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

        SECTION 7.09 SUCCESSOR TRUSTEE BY MERGER, ETC.

        If the Trustee consolidates, merges or converts into or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.

        SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.

        There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

        SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

        The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

        SECTION 8.01 OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

        The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

        SECTION 8.02 LEGAL DEFEASANCE AND DISCHARGE.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

          (a)  the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below,

          (b)  the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

          (c)  the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith, and

          (d)  the Legal Defeasance provisions of this Indenture.

        SECTION 8.03 COVENANT DEFEASANCE.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17 and 4.19 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

        SECTION 8.04 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

        The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

        In order to exercise either Legal Defeasance or Covenant Defeasance,

          (a)  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash, in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (b)  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Original Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c)  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d)  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

          (e)  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f)    the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, subject to customary assumptions and exclusions, after the 123rd day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision or any other applicable federal or New York bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g)  the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (h)  the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to Legal Defeasance or Covenant Defeasance have been complied with.

        SECTION 8.05 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

        Subject to Section 8.06 hereof, all money and non-callable Government Securities (including, without limitation, the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Article 8, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including, without limitation, the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

        SECTION 8.06 REPAYMENT TO COMPANY.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, interest or Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal and premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

        SECTION 8.07 REINSTATEMENT.

        If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of premium, if any, or interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

        SECTION 9.01 WITHOUT CONSENT OF HOLDERS OF NOTES.

        Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Guarantees or the Notes without the consent of any Holder of a Note:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b)  to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including, without limitation, the related definitions) in a manner that does not materially adversely affect any Holder;

          (c)  to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of the Notes by a successor to the Company or such Guarantor pursuant to Article 5 hereof;

          (d)  to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

          (e)  to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

          (f)    to provide for additional guarantees of the Notes;

          (g)  to evidence and provide acceptance of the appointment of a successor Trustee under this Indenture; or

          (h)  to require that all interest payments with respect to the Notes be made only in cash.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

        SECTION 9.02 WITH CONSENT OF HOLDERS OF NOTES.

        Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.14 hereof), the Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any), then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or premium, if any, interest or Liquidated Damages, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, as applicable (including, without limitation, Additional Notes, if any), voting as a single class (including, without limitation, consents obtained in connection with the purchase of, or tender offer or exchange offer for, the Notes). Notwithstanding the foregoing, any (i) amendment to or waiver of Section 4.14 hereof, and (ii) amendment to Article 10 herein will require the consent of the Holders of at least two-thirds in aggregate principal amount of the Notes then outstanding if such amendment would materially adversely affect the rights of Holders of Notes. Sections 2.08 and 2.09 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this

Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

        It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority, or at least two-thirds, as the case may be, in aggregate principal amount of the Notes, as applicable (including, without limitation, Additional Notes, if any), then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (a)  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver,

          (b)  reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than as provided in Sections 4.10 and 4.14 hereof),

          (c)  reduce the rate of or extend the time for payment of interest on any Note,

          (d)  waive a Default or Event of Default in the payment of principal or premium, if any, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

          (e)  make any Note payable in money other than that stated in the Notes,

          (f)    make any change in the provisions of this Indenture relating to waivers of past Defaults,

          (g)  waive a redemption payment with respect to any Note (other than as provided in Sections 4.10 and 4.14 hereof),

          (h)  release any Guarantor from its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture, or

          (i)    make any change in the foregoing amendment and waiver provisions.

        SECTION 9.03 COMPLIANCE WITH TRUST INDENTURE ACT.

        Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

        SECTION 9.04 REVOCATION AND EFFECT OF CONSENTS.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

        SECTION 9.05 NOTATION ON OR EXCHANGE OF NOTES.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company, in exchange for all Notes, may issue, and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

        SECTION 9.06 TRUSTEE TO SIGN AMENDMENTS, ETC.

        The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
SUBORDINATION

        SECTION 10.01 AGREEMENT TO SUBORDINATE.

        The Company agrees, and each Holder by accepting a Note agrees, that the payment of Subordinated Note Obligations is subordinated in right of payment, to the extent and in the manner set forth in this Article 10, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the Original Issuance Date or thereafter incurred and that the subordination is for the benefit of the holders of Senior Indebtedness. The provisions of this Article 10 shall constitute a continuing offer to all Persons that, in reliance upon such provisions, become holders of or continue to hold Senior Indebtedness, and they or each of them may enforce the rights of holders of Senior Indebtedness hereunder, subject to the terms and provisions hereof.

        SECTION 10.02 CERTAIN DEFINITIONS.

        "DESIGNATED SENIOR INDEBTEDNESS" means (a) any Indebtedness outstanding under the Credit Facility and (b) any other Senior Indebtedness permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company in writing to the Trustee as "Designated Senior Indebtedness".

        "PERMITTED JUNIOR SECURITIES" means Equity Interests in the Company or unsecured debt securities of the Company that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness that has a final maturity date and a Weighted Average Life to Maturity which is at least six months greater than the final maturity of the Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness).

        "REPRESENTATIVE" means (i) with respect to the Credit Facility, U.S. Bank National Association or any successor notified by the Company to the Trustee in writing and (ii) with respect to any other Senior Indebtedness, the indenture trustee or other trustee, agent or representative for any Senior Indebtedness as notified by the Company to the Trustee in writing.

        "SENIOR INDEBTEDNESS" means, with respect to any Person, (a) all Obligations of such Person outstanding under the Credit Facility and all Hedging Obligations payable to a lender or an Affiliate thereof or to a Person that was a lender or an Affiliate thereof at the time the contract was entered into under the Credit Facility or any of its Affiliates, including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding, (b) any other Indebtedness, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any other Senior Indebtedness of such Person, and (c) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) any liability for federal, state, local or other taxes, (ii) any Indebtedness of such Person (other than pursuant to the Credit Facility) to any of its Subsidiaries, (iii) any trade payables or (iv) any Indebtedness that is incurred in violation of this Indenture.

        "SUBORDINATED NOTE OBLIGATIONS" means all Obligations with respect to the Notes, including, without limitation, principal, premium, if any, interest and Liquidated Damages, if any, payable pursuant to the terms of the Notes (including upon the acceleration or redemption thereof), together with and including any amounts received or receivable upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise.

        A "DISTRIBUTION" or "PAYMENT" may consist of a distribution, payment or other transfer of assets by or on behalf of the Company (including, without limitation, a redemption, repurchase or other acquisition of the Notes) from any source, of any kind or character, whether in cash, securities or other property, by setoff or otherwise.

        SECTION 10.03 LIQUIDATION; DISSOLUTION; BANKRUPTCY.

        Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, (a) the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Indebtedness (including, without limitation, interest after the commencement of any such proceeding, whether or not allowable as a claim in such proceeding, at the rate specified in the applicable Senior Indebtedness) before the Holders of Notes will be entitled to receive any payment with respect to the Subordinated Note Obligations, and (b) until all Obligations with respect to Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders of Notes would be entitled but for this Article 10 shall be made to the holders of Senior Indebtedness, except that in the case of either (a) or (b), Holders of Notes may receive and retain Permitted Junior Securities and payments and other distributions made from the trust described in Section 8.04 hereof.

        SECTION 10.04 DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.

        The Company may not make any payment or distribution to the Trustee or any Holder upon or in respect of the Subordinated Note Obligations (except in Permitted Junior Securities or from the trust described in Section 8.04 hereof) until Obligations with respect to Senior Indebtedness have been paid in full in cash or Cash Equivalents, if

          (a)  a default in the payment of the principal (including, without limitation, reimbursement obligations in respect of letters of credit) of, premium, if any, or interest on or commitment, letter of credit or administrative fees relating to, Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace in the agreement, indenture or other document governing such Designated Senior Indebtedness, or

          (b)  any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Indebtedness (or their Representative).

        Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless a Payment Default on Designated Senior Indebtedness then exists. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived or cured for a period of not less than 90 days.

        SECTION 10.05 ACCELERATION OF SECURITIES.

        If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

        SECTION 10.06 WHEN DISTRIBUTION MUST BE PAID OVER.

        In the event that the Trustee or any Holder receives any payment of any Subordinated Note Obligations at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.03 or 10.04 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

        With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10.

        SECTION 10.07 NOTICE BY COMPANY.

        The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article 10.

        SECTION 10.08 SUBROGATION.

        After all Senior Indebtedness is paid in full in cash or Cash Equivalents and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

        The Company shall give notice to the Trustee of all payments and distributions made to holders of Senior Indebtedness under this Article 10.

        SECTION 10.09 RELATIVE RIGHTS.

        This Article 10 defines the relative rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (1)  impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

          (2)  affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

          (3)  prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes.

        If the Company fails because of this Article 10 to pay principal of or interest or Liquidated Damages, if any, on a Note on the due date, the failure is a Default or Event of Default.

        SECTION 10.10 SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

        No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

        SECTION 10.11 DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

        Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

        Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

        SECTION 10.12 RIGHTS OF TRUSTEE AND PAYING AGENT.

        Notwithstanding any of the provisions of this Article 10 or any other provision in this Indenture, neither the Trustee nor any Paying Agent shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or such Paying Agent or the taking of any other action under this Article 10 by the Trustee or such Paying Agent unless and until such Paying Agent or the Trustee shall have received written notice thereof from a Representative or the Company; nor shall the Trustee or any Paying Agent be charged with knowledge of the curing or waiving of any default or event of default or that any fact or condition preventing any payment in respect of the Notes shall have ceased to exist unless and until the Trustee shall have received an Officers' Certificate to such effect.

        Prior to the receipt of any such written notice, the Trustee and any Paying Agent, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than two Business Days prior to the date upon which it is determined hereunder that any such moneys may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Notes), the Trustee or any Paying Agent shall not have received with respect to such moneys the notice provided for in this Section 10.12, then, anything herein contained to the contrary notwithstanding, the Trustee and any Paying Agent shall have full power and authority to receive moneys and to apply the same to the purpose of which they were received, and shall not be affected by any notice to the contrary which may be received by them on or after such prior date.

        Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

        The Trustee may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

        SECTION 10.13 AUTHORIZATION TO EFFECT SUBORDINATION.

        Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

        SECTION 10.14 NO WAIVER OF SUBORDINATION PROVISIONS.

          (a)  No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder.

          (b)  Without in any way limiting the generality of paragraph (a) of this Section 10.14, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or any Holder, without incurring responsibility to any Holder and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, any Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company or any other Person.

        SECTION 10.15 AMENDMENTS.

        The provisions of this Article 10 (and the definitions used herein) shall not be amended or modified without the written consent of a majority of the holders of all Senior Indebtedness.

        SECTION 10.16 TRUSTEE'S COMPENSATION NOT PREJUDICED.

        Nothing in this Article 10 shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

ARTICLE 11
NOTE GUARANTEES

        SECTION 11.01 GUARANTEES.

        Subject to this Article 11, each Guarantor hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the

Company hereunder and thereunder, that: (a) the principal of and interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages, if any, on the Notes, if any, if lawful, and all other obligations of the Company to the Holders and the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

        Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Note Guarantees shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

        If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by either to the Trustee or such Holder, the Note Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.

        Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Note Guarantees.

        SECTION 11.02 SUBORDINATION OF NOTE GUARANTEES.

        Each Guarantor agrees, and each Holder by accepting a Note agrees, that its obligations under the Note Guarantees pursuant to this Article 11 shall be junior and subordinated to prior payment in full in cash or Cash Equivalents of all the Senior Indebtedness of such Guarantor, including such Guarantor's borrowings under, or guarantee of, the Credit Facility, on the same basis as the Notes are junior and subordinated to Senior Indebtedness of the Company as provided in Article 10 hereof. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Section 4.15 hereof.

        SECTION 11.03 LIMITATION ON GUARANTORS' LIABILITY.

        Each Guarantor and, by its acceptance of the Notes, each Holder hereby confirms that it is the intention of all such parties that the Note Guarantees not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state laws to the extent applicable to the Note Guarantees. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee and this Article 11 shall be limited to the maximum amounts as will not, after giving effect to such maximum amount and all other contingent and fixed liabilities including, without limitation, liabilities under the Credit Facility or guarantees of the Credit Facility, of each Guarantor that are relevant under such laws (specifically excluding, however, any liabilities of the undersigned (x) in respect of intercompany indebtedness to the Company or other affiliates of the Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the undersigned hereunder and (y) under any guarantee of subordinated indebtedness which guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which liability of the undersigned hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights of subrogation, reimbursement, indemnification or contribution of the undersigned pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under this paragraph) result in the obligations of such Guarantor under its Note Guarantee constituting such fraudulent transfer or conveyance. The undersigned desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guarantee. Accordingly, in the event any payment or distribution is made on any date by any of the undersigned under this Guarantee (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to an undersigned as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amounts (as defined below) with respect to such undersigned to (y) the aggregate of the Adjusted Maximum Amounts with respect to all of the undersigned multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guarantee in respect to the obligations guaranteed. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guarantee determined as of such date in accordance with this paragraph; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this paragraph, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guarantee minus (ii) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this paragraph. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this paragraph shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.

        SECTION 11.04 EXECUTION AND DELIVERY OF NOTE GUARANTEES.

        To evidence the Note Guarantees set forth in Section 11.01, each Guarantor hereby agrees that this Indenture shall be executed on its behalf by the president or one of its vice presidents.

        If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Notes, the Note Guarantees shall be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantees set forth in this Indenture on behalf of the Guarantors.

        SECTION 11.05 GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

        No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

          (a)  subject to Section 11.06 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor or the Company) unconditionally assumes all of the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Indenture, the Registration Rights Agreement and the Note Guarantees on the terms set forth herein or therein; and

          (b)  immediately after giving effect to such transaction, no Default or Event of Default exists.

        In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form and substance to the Trustee, of the Note Guarantees and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by any Guarantor, such successor Person shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. All of the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of the Note Guarantees had been issued at the date of the execution hereof.

        SECTION 11.06 RELEASES OF NOTE GUARANTEE.

        In the event of (i) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, if such Guarantor applied the Net Proceeds of such sale in accordance with the applicable provisions of this Indenture, including, without limitation, Section 4.10 hereof, (ii) a sale or other disposition of all of the capital stock of such Guarantor if the Net Proceeds of such sale are applied in accordance with the applicable provisions of this Indenture, including, without limitation, Section 4.10 hereof, or (iii) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor or the designation of any Restricted Subsidiary as an Unrestricted Subsidiary) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under the Note Guarantees. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the foregoing effect, the Trustee shall execute any documents reasonably required in order to evidence the release the relevant Guarantor from its obligations under the Note Guarantees.

        SECTION 11.07 TRUSTEE'S COMPENSATION NOT PREJUDICED.

        Nothing in Section 11.02 shall apply to amounts due to the Trustee pursuant to other Sections of this Indenture.

ARTICLE 12
MISCELLANEOUS

        SECTION 12.01 TRUST INDENTURE ACT CONTROLS.

        If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

        SECTION 12.02 NOTICES.

        Any notice or communication by the Company, the Guarantors or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, facsimile or overnight air courier guaranteeing next day delivery, to the others' address.

        If to the Company or to the Guarantors:

    Merrill Corporation
    One Merrill Circle
    St. Paul, Minnesota 55108
    Facsimile No.: (651) 659-7986
    Attention: Kay A. Barber

        With a copy to:

    Shearman & Sterling
    599 Lexington Avenue
    New York, New York 10022
    Facsimile No.: (212) 848-8530
    Attention: Stephen T. Giove, Esq.

        If to the Trustee:

    HSBC Bank USA
    One Hanson Place
    Lower Level
    Brooklyn, New York 11243
    Phone: (718) 488-4475
    Facsimile No.: (718) 488-4488—Confirm by Telephone
    Attention: Paulette Shaw

        The Company, the Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

        SECTION 12.03 COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

        Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

        SECTION 12.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a)  an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b)  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

        SECTION 12.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

          (a)  a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c)  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d)  a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

        SECTION 12.06 RULES BY TRUSTEE AND AGENTS.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

        SECTION 12.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS; CONSENT TO SHAREHOLDER PAYMENT.

        No member, director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        SECTION 12.08 GOVERNING LAW.

        THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        SECTION 12.09 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        SECTION 12.10 SUCCESSORS.

        All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

        SECTION 12.11 SEVERABILITY.

        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 12.12 COUNTERPART ORIGINALS.

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        SECTION 12.13 TABLE OF CONTENTS, HEADINGS, ETC.

        The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

        [Signatures on following page]

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

MERRILL CORPORATION
By:
Name: Title:
By:
Name: Title:
THE GUARANTORS, named in Schedule A hereto
By:
Name: Title:
HSBC BANK USA, as Trustee
By:
Name: Title:

SCHEDULE A

Guarantors

Merrill Communications LLC

Merrill Real Estate Company

Merrill/May Inc.

FMC Resource Management Corporation

Merrill/Global, Inc.

A-1

EXHIBIT A-1
(Face of Global or Definitive Note)

        CUSIP No.

Class A Senior Subordinated Notes due 2009

$

MERRILL CORPORATION

promises to pay to                        , or registered assigns, the principal sum of                        Dollars on May 1, 2009.

Interest Payment Dates:	June 30 and December 31
Record Dates:	June 15 and December 15

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE, PURSUANT TO SECTION 2.06(h)(ii) OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE, PURSUANT TO SECTION 2.06(h)(i) OF THE INDENTURE]

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Dated:
MERRILL CORPORATION
By:
Name: Title:
By:
Name: Title:
This is one of the Notes referred to in the within-mentioned Indenture:
HSBC BANK USA as Trustee
By:
Name: Title:

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(Back of Note)
Class A Senior Subordinated Notes due 2009

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1.    INTEREST. Merrill Corporation, a Minnesota corporation (the "Company"), promises to pay interest on the principal amount of this Note that will accrue at the rates per annum set forth in the table below from August    •    , 2002 until maturity; provided, however, that the Company may, at its option, in lieu of the payment of any portion of interest in cash, issue Additional Notes (referred to herein as the "PIK Notes"), in a principal amount equal to the amount of cash interest not paid on such Interest Payment Date (as defined below); provided further that interest payments in the form of PIK Notes will be made only (i) to the extent that EBITDA for the Company's most recently ended four fiscal quarters for which financial statements are available immediately preceding such Interest Payment Date (which will be through April 30 in the case of a June 30 Interest Payment Date and through October 31 in the case of a December 31 Interest Payment Date) is less than $65.0 million and (ii) in accordance with the interest payment method provisions specified below opposite the EBITDA for those most recently ended four fiscal quarters:

EBITDA	Interest Payment Method
>= $65 million	12% (cash only)
>= $60 million, < $65 million	13% (up to 7 percentage points may be paid in the form of PIK Notes; with the remainder paid in cash)
< $60 million	13% (up to 9 percentage points may be paid in the form of PIK Notes; with the remainder paid in cash)

        Each issuance of PIK Notes in lieu of any portion of interest in cash on this Note shall be made pro rata with respect to this Note. The Company will pay interest semiannually on June 30 and December 31, of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"); provided that interest accrued from January 1, 2009 to May 1, 2009 will be paid on May 1, 2009. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided further that the first Interest Payment Date shall be December 31, 2002. The Company shall pay interest (including, without limitation, post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it shall pay interest (including, without limitation, post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if applicable, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        In addition to the scheduled interest on the Notes payable on December 31, 2002, the Company will pay a special payment equal to the interest that was due on Old Senior Subordinated Notes exchanged in connection with the Restructuring for the period from November 2, 2001 to May 1, 2002 and interest accrued on such Old Senior Subordinated Notes from May 2, 2002 up to, but not including, the Original Issuance Date (such amounts being collectively being referred to as the "Special Interest Amount") to Holders of the Notes. Each Holder of record of Notes on December 15, 2002 will receive on December 31, 2002, a special payment in cash or, at the Company's option, partly

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through the issuance of PIK Notes as provided above, equal to the product of (x) the aggregate amount of such Special Interest Amount on account on all Old Senior Subordinated Notes exchanged in connection with the Restructuring and (y) a ratio, the numerator of which is the aggregate principal amount of Notes held of record by such Holder of Notes on such record date and the denominator of which is the total principal amount of Class B Senior Subordinated Notes and Notes issued on the Original Issuance Date.

        2.    METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the June 15 or December 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office of the Paying Agent and Registrar. Holders of Notes must surrender their Notes to the Paying Agent to collect principal payments and accrued interest as of May 1, 2009, and the Company may pay principal and interest by check and may mail checks to a Holder's registered address; provided that all payments with respect to Global Notes will be paid by wire transfer of immediately available funds to the account of the Depositary. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3.    PAYING AGENT AND REGISTRAR. Initially, HSBC Bank USA, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4.    INDENTURE. The Company issued the Notes under an Indenture dated as of August    •    , 2002 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to the aggregate principal amount of the Initial Notes plus the aggregate principal amount of any Additional Notes issued pursuant to Section 2.02 of the Indenture and in compliance with Section 4.09 thereof.

        5.    OPTIONAL REDEMPTION.

          (a)  Except as provided in subparagraph (b) of this paragraph 5, the Notes will not be redeemable at the Company's option prior to November 1, 2004. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2004	106.0%
2005	104.0%
2006	102.0%
2007 and thereafter	100.0%

          (b)  Notwithstanding the foregoing, on or prior to November 1, 2002, the Company may redeem up to 35.0% of the aggregate principal amount of Notes outstanding under this Indenture

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  in cash at a redemption price of 112.0% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that at least 65.0% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of any such redemption; and provided further that such redemption shall occur within 90 days of the date of the closing of any such Public Equity Offering.

          (c)  Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

        6.    MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

        7.    REPURCHASE AT OPTION OF HOLDER.

          (a)  Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part of such Holder's Notes pursuant to the offer described in Section 4.14 of the Indenture (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages if any, thereon to the date of repurchase (the "Change of Control Payment"). Within 90 days following any Change of Control, the Company will (or will cause the Trustee to) mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

          (b)  Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company or Restricted Subsidiary, as the case may be, may apply such Net Proceeds, to (a) repay or repurchase Senior Indebtedness, or (b) invest in property, make a capital expenditure or acquire assets that are used or useful in a Permitted Business, or acquire Capital Stock of any Person primarily engaged in a Permitted Business if (i) as a result of the acquisition by the Company or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary or (ii) the Investment in such Capital Stock is permitted by clause (f) of the definition of Permitted Investments. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof in connection with an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

        8.    NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be

A-1-4

redeemed at its registered address. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

        9.    ISSUANCE OF SERIES B WARRANTS. Following the issuance of PIK Notes (a "Triggering Event") in lieu of any portion of cash interest in accordance with the terms of this Note and the Indenture, the Company shall issue and deliver duly executed and authenticated Series B Warrants to Holders of the Notes in accordance with the terms of the Series B Warrant Agreement.

        Within ten Business Days of the Triggering Event, the Company shall issue to each Holder of Notes of record that received PIK Notes on the date of the Triggering Event a number of Series B Warrants equal to the product of (x) number of Series B Warrants set forth opposite the Company's EBITDA for the four fiscal quarters immediately preceding the issuance of the PIK Notes that led to such Triggering Event in the table below and (y) a ratio, the numerator of which is the principal amount of Notes held of record by such Holder of Notes on such record date and the denominator of which is the total principal amount of Class B Senior Subordinated Notes and Notes issued on the Original Issuance Date:

Trailing 4 Fiscal Quarter EBITDA	Number of Series B Warrants
>=$65.0 million	—
>=$60.0 million and <=$65.0 million	151,852
< $60.0 million	258,415

provided that, for any Triggering Event on or after the fourth anniversary of the Original Issuance Date, each number of Series B Warrants set forth in the table above will be multiplied by 150.0%.

        10.  DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons and with no minimum denominations. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        11.  PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

        12.  AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and any existing Default or Event of Default or compliance with any provision of the Indenture, Note Guarantee or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Company's or Guarantors' obligations to Holders of the Notes by a successor to the Company or the Guarantors in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for additional guarantees of the Notes and to evidence and provide acceptance of

A-1-5

the appointment of a successor Trustee under the Indenture and to require that all interest payments with respect to the Notes be made only in cash.

        13.  DEFAULTS AND REMEDIES. Each of the following constitutes an "Event of Default": (a) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by Article 10 of the Indenture), in cash or, if allowed pursuant to the Indenture, in the form of PIK Notes; (b) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of the Indenture); (c) failure by the Company or any of its Restricted Subsidiaries for 30 days after receipt of notice from the Trustee or Holders of at least 25% in principal amount of the Notes then outstanding to comply with their agreements under the Indenture and this Note; (d) beneficial ownership by DLJ Merchant Banking Partners II, L.P. or any related private equity fund managed by DLJ Merchant Banking Partners II, L.P., for more than ten Business Days, of (i) Notes in an aggregate principal amount greater than $3.0 million or (ii) 15.0% or more of the Indebtedness represented by the Credit Facility; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Original Issuance Date, which default (i) is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in such Indebtedness) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its stated final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days; (g) except as permitted by the Indenture, the Note Guarantees shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under the Note Guarantees; (h) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary as described in the Indenture; (i) on either (i) any three consecutive Interest Payment Dates or (ii) any four of six consecutive Interest Payment Dates, both (x) the Company shall have exercised its option to pay all or a portion of the interest payment on each such Interest Payment Date by issuing PIK Notes and (y) the Company's EBITDA for the four fiscal quarters immediately preceding each of such three Interest Payment Dates (in the case of subclause (i) above) or each of such four Interest Payment Dates (in the case of subclause (ii) above) (which will be through April 30 in the case of a June 30 Interest Payment Date or through October 31 in the case of a December 31 Interest Payment Date) shall have been less than the greater of (i) the minimum EBITDA specified below opposite such Interest Payment Date and (ii) the product of (x) the minimum EBITDA for four fiscal quarters which the Company is required to maintain under the Credit Facility, as of the fiscal quarter ended immediately prior to such Interest Payment Date (where EBITDA, for purposes of this subclause (x), shall be as defined in the Credit Facility, as in effect on such Interest Payment Date) and (y) the rate specified below opposite such Interest Payment Date; provided that, notwithstanding anything to the contrary, no Event of Default shall occur due to the Company's exercise of its option to pay any portion of the interest payment on

A-1-6

any Interest Payment Date by issuing PIK Notes where the Company's EBITDA for the four fiscal quarters immediately preceding such Interest Payment Date was equal to or greater than $60 million:

Interest Payment Date	Minimum EBITDA	Rate
December 31, 2002 through December 31, 2003	$50.0 million	0.977
June 30, 2004 and December 31, 2004	$53.0 million	0.974
June 30, 2005 and December 31, 2005	$58.5 million	0.938
Each June 30 or December 31 thereafter	$60.0 million	0.000

        If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 of the Indenture with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary) occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Notes may direct the Trustee to declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. However, so long as any Indebtedness permitted to be incurred pursuant to the Credit Facility shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration under any such Indebtedness under the Credit Facility or (ii) five Business Days after receipt by the Company and the administrative agent under the Credit Facility of written notice of such acceleration. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 of the Indenture occurs with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except non-payment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived; provided that in the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (e) of Section 6.01 of the Indenture, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (e) of Section 6.01 of the Indenture have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

        14.  SUBORDINATION. The payment of Subordinated Note Obligations will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the Original Issuance Date or thereafter incurred. The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal of, premium and interest and Liquidated Damages, if any, on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness (whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

        15.  TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

A-1-7

        16.  NO RECOURSE AGAINST OTHERS. No member, director, officer, employee or incorporator of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        17.  AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        18.  ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        19.  ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in any Registration Rights Agreement.

        20.  CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

MERRILL CORPORATION
One Merrill Circle
St. Paul, Minnesota 55108
Facsimile No.: (651) 659-7986
Attention: Kay A. Barber

A-1-8

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to (Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint                        to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the Note)
Tax Identification No:
Signature Guarantee:

A-1-9

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

☐ Section 4.10	☐ Section 4.14

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $

Date:
Your Signature:
(Sign exactly as your name appears on the Note)
Tax Identification No:
Signature Guarantee:

A-1-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or a Definitive Note for an interest in this Global Note, have been made:

Principal Amount of this Global Note following such decrease (or increase)	Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Signature of authorized officer of Trustee or Note Custodian	Amount of increase in Principal Amount of this Global Note

A-1-11

NOTE GUARANTEE

        Merrill Communications LLC, Merrill Real Estate Company, Merrill/May Inc., FMC Resource Management Corporation and Merrill/Global, Inc. (the "Guarantors") hereby unconditionally guarantee, jointly and severally, to the fullest extent permitted by law, (i) the due and punctual payment of the principal of and interest on the Notes, and Liquidated Damages if any, whether at the maturity or Interest Payment Date, by acceleration, call for redemption or otherwise, and of interest on the overdue principal of and interest and Liquidated Damages if any on the Notes and all other obligations of the Issuer to the Holders or the Trustee under the Indenture or the Notes and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

        The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are as expressly set forth in Article 11 of the Indenture and in such other provisions of the Indenture as are applicable to the Guarantors, and reference is hereby made to such Indenture for the precise terms of this Note Guarantee. The terms of Article 11 of the Indenture (including, without limitation, Section 11.03 of the Indenture) and such other provisions of the Indenture as are applicable to the Guarantors are incorporated herein by reference.

        This is a continuing guarantee and shall remain in full force and effect and shall be binding upon the Guarantors and their successors and assigns until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not a guarantee of collection.

        This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

        In case any provision in this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF OTHER JURISDICTIONS WOULD BE REQUIRED THEREBY.

THE GUARANTORS, as named above
By:	Name: Title:

A-1-12

EXHIBIT A-2
(Face of Regulation S Temporary Global Note)

        CUSIP No.

Class A Senior Subordinated Notes due 2009

$

MERRILL CORPORATION

promises to pay to                        , or registered assigns, the principal sum of                        Dollars on May 1, 2009.

Interest Payment Dates:	June 30 and December 31
Record Dates:	June 15 and December 15

[INSERT THE REGULATION S TEMPORARY GLOBAL NOTE LEGEND PURSUANT TO SECTION 2.06(h)(iii) OF THE INDENTURE]

[INSERT THE GLOBAL NOTE LEGEND PURSUANT TO SECTION 2.06(h)(ii) OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND PURSUANT TO SECTION 2.06(h)(i) OF THE INDENTURE]

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Dated:
MERRILL CORPORATION
By:
Name: Title:
By:
Name: Title:
This is one of the Notes referred to in the within-mentioned Indenture:
HSBC BANK USA as Trustee
By:
Name: Title:

A-2-1

(Back of Regulation S Temporary Global Note)
12% Senior Subordinated Notes due 2009

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1.    INTEREST. Merrill Corporation, a Minnesota corporation (the "Company"), promises to pay interest on the principal amount of this Note that will accrue at the rates per annum set forth in the table below from August    •    , 2002 until maturity; provided, however, that the Company may, at its option, in lieu of the payment of any portion of interest in cash, issue Additional Notes (referred to herein as the "PIK Notes"), in a principal amount equal to the amount of cash interest not paid on such Interest Payment Date (as defined below); provided further that interest payments in the form of PIK Notes will be made only (i) to the extent that EBITDA for the Company's most recently ended four fiscal quarters for which financial statements are available immediately preceding such Interest Payment Date (which will be through April 30th in the case of a June 30th interest payment date and through October 31st in the case of a December 31st interest payment date) is less than $65.0 million and (ii) in accordance with the interest payment method provisions specified below opposite the EBITDA for those most recently ended four fiscal quarters:

EBITDA	Interest Payment Method
> = $65 million	12% (cash only)
> = $60 million, < $65 million	13% (up to 7 percentage points may be paid in the form of PIK Notes; with the remainder paid in cash)
< $60 million	13% (up to 9 percentage points may be paid in the form of PIK Notes; with the remainder paid in cash)

        Each issuance of PIK Notes in lieu of any portion of interest in cash on this Note shall be made pro rata with respect to this Note. The Company will pay interest semiannually on June 30 and December 31 of each year, or, if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"); provided that interest accrued from January 1, 2009 to May 1, 2009 will be paid on May 1, 2009. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided further that the first Interest Payment Date shall be December 31, 2002. The Company shall pay interest (including, without limitation, post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it shall pay interest (including, without limitation, post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if applicable, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        In addition to the scheduled interest on the Notes payable on December 31, 2002, the Company will pay a special payment equal to the interest that was due on Old Senior Subordinated Notes exchanged in connection with the Restructuring for the period from November 2, 2001 to May 1, 2002 and interest accrued on such Old Senior Subordinated Notes from May 2, 2002 up to, but not including, the Original Issuance Date (such amounts being collectively referred to as the "Special Interest Amount") to Holders of the Notes. Each Holder of record of Notes on December 15, 2002 will receive on December 31, 2002, a special payment in cash or, at the Company's option, partly

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through the issuance of PIK Notes as provided above, equal to the product of (x) the aggregate amount of such Special Interest Amount on account on all Old Senior Subordinated Notes exchanged in connection with the Restructuring and (y) a ratio, the numerator of which is the aggregate principal amount of Notes held of record by such Holder of Notes on such record date and the denominator of which is the total principal amount of Class B Senior Subordinated Notes and Notes issued on the Original Issuance Date.

        2.    METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the June 15 or December 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office of the Paying Agent and Registrar. Holders of Notes must surrender their Notes to the Paying Agent to collect principal payments and accrued interest as of May 1, 2009, and the Company may pay principal and interest by check and may mail checks to a Holder's registered address; provided that all payments with respect to Global Notes will be paid by wire transfer of immediately available funds to the account of the Depositary. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3.    PAYING AGENT AND REGISTRAR. Initially, HSBC Bank USA, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4.    INDENTURE. The Company issued the Notes under an Indenture dated as of August    •    , 2002 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to the aggregate principal amount of the Initial Notes plus the aggregate principal amount of any Additional Notes issued pursuant to Section 2.02 of the Indenture and in compliance with Section 4.09 thereof.

        5.    OPTIONAL REDEMPTION.

          (a)  Except as provided in subparagraph (b) of this paragraph 5, the Notes will not be redeemable at the Company's option prior to November 1, 2004. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2004	106.0%
2005	104.0%
2006	102.0%
2007 and thereafter	100.0%

          (b)  Notwithstanding the foregoing, on or prior to November 1, 2002, the Company may redeem up to 35.0% of the aggregate principal amount of Notes outstanding under this Indenture

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  in cash at a redemption price of 112.0% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that at least 65.0% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of any such redemption; and provided further that such redemption shall occur within 90 days of the date of the closing of any such Public Equity Offering.

          (c)  Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

        6.    MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

        7.    REPURCHASE AT OPTION OF HOLDER.

          (a)  Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part of such Holder's Notes pursuant to the offer described in Section 4.14 of the Indenture (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages if any thereon to the date of repurchase (the "Change of Control Payment"). Within 90 days following any Change of Control, the Company will (or will cause the Trustee to) mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

          (b)  Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company or Restricted Subsidiary, as the case may be, may apply such Net Proceeds, to (a) repay or repurchase Senior Indebtedness, or (b) invest in property, make a capital expenditure or acquire assets that are used or useful in a Permitted Business, or acquire Capital Stock of any Person primarily engaged in a Permitted Business if (i) as a result of the acquisition by the Company or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary or (ii) the Investment in such Capital Stock is permitted by clause (f) of the definition of Permitted Investments. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof in connection with an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

        8.    NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be

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redeemed at its registered address. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

        9.    ISSUANCE OF SERIES B WARRANTS. Following the issuance of PIK Notes (a "Triggering Event") in lieu of any portion of cash interest in accordance with the terms of this Note and the Indenture, the Company shall issue and deliver duly executed and authenticated Series B Warrants to Holders of the Notes in accordance with the terms of the Series B Warrant Agreement.

        Within ten Business Days of the Triggering Event, the Company shall issue to each Holder of Notes of record that receive PIK Notes on the date of the Triggering Event a number of Series B Warrants equal to the product of (x) number of Series B Warrants set forth opposite the Company's EBITDA for the four fiscal quarters immediately preceding the issuance of the PIK Notes that led to such Triggering Event in the table below and (y) a ratio, the numerator of which is the principal amount of Notes held of record by such Holder of Notes on such record date and the denominator of which is the total principal amount of Class B Senior Subordinated Notes and Notes issued on the Original Issuance Date:

Trailing 4 Fiscal Quarter EBITDA	Number of Series B Warrants
>=$65.0 million	—
>=$60.0 million and <=$65.0 million	151,852
< $60.0 million	258,415

provided that, for any Triggering Event on or after the fourth anniversary of the Original Issuance Date, each number of Series B Warrants set forth in the table above will be multiplied by 150.0%.

        10.  DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons and with no minimum denominations. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        11.  PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

        12.  AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, Note Guarantee or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Company's or Guarantors' obligations to Holders of the Notes by a successor to the Company or the Guarantors in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for additional guarantees of the Notes and to evidence and provide acceptance of

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the appointment of a successor Trustee under the Indenture and to require that all interest payments with respect to the Notes be made only in cash.

        13.  DEFAULTS AND REMEDIES. Each of the following constitutes an "Event of Default": (a) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by Article 10 of the Indenture), in cash or, if allowed pursuant to the Indenture, in the form of PIK Notes; (b) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of the Indenture); (c) failure by the Company or any of its Restricted Subsidiaries for 30 days after receipt of notice from the Trustee or Holders of at least 25% in principal amount of the Notes then outstanding to comply with their agreements under the Indenture and this Note; (d) beneficial ownership by DLJ Merchant Banking Partners II, L.P. or any related private equity fund managed by DLJ Merchant Banking Partners II, L.P., for more than ten Business Days, of (i) Notes in an aggregate principal amount greater than $3.0 million or (ii) 15.0% or more of the Indebtedness represented by the Credit Facility; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Original Issuance Date, which default (i) is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in such Indebtedness) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its stated final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days; (g) except as permitted by the Indenture, the Note Guarantees shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under the Note Guarantees; (h) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary as described in the Indenture; (i) on either (i) any three consecutive Interest Payment Dates or (ii) any four of six consecutive Interest Payment Dates, both (x) the Company shall have exercised its option to pay all or a portion of the interest payment on each such Interest Payment Date by issuing PIK Notes and (y) the Company's EBITDA for the four fiscal quarters immediately preceding each of such three Interest Payment Dates (in the case of subclause (i) above) or each of such four Interest Payment Dates (in the case of subclause (ii) above) (which will be through April 30 in the case of a June 30 Interest Payment Date or through October 31 in the case of a December 31 Interest Payment Date) shall have been less than the greater of (i) the minimum EBITDA specified below opposite such Interest Payment Date and (ii) the product of (x) the minimum EBITDA for four fiscal quarters which the Company is required to maintain under the Credit Facility, as of the fiscal quarter ended immediately prior to such Interest Payment Date (where EBITDA, for purposes of this subclause (x), shall be as defined in the Credit Facility, as in effect on such Interest Payment Date) and (y) the rate specified below opposite such Interest Payment Date; provided that, notwithstanding anything to the contrary, no Event of Default shall occur due to the Company's exercise of its option to pay any portion of the interest payment on

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any Interest Payment Date by issuing PIK Notes where the Company's EBITDA for the four fiscal quarters immediately preceding such Interest Payment Date was equal to or greater than $60 million:

Interest Payment Date	Minimum EBITDA	Rate
December 31, 2002 through December 31, 2003	$50.0 million	0.977
June 30, 2004 and December 31, 2004	$53.0 million	0.974
June 30, 2005 and December 31, 2005	$58.5 million	0.938
Each June 30 or December 31 thereafter	$60.0 million	0.000

        If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 of the Indenture with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary) occurs and is continuing, the Holders of at least 25% in principal amount of the then outstanding Notes may direct the Trustee to declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. However, so long as any Indebtedness permitted to be incurred pursuant to the Credit Facility shall be outstanding, such acceleration shall not be effective until the earlier of (i) an acceleration under any such Indebtedness under the Credit Facility or (ii) five Business Days after receipt by the Company and the administrative agent under the Credit Facility of written notice of such acceleration. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 of the Indenture occurs with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except non-payment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived; provided that in the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (e) of Section 6.01 of the Indenture, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (e) of Section 6.01 of the Indenture have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

        14.  SUBORDINATION. The payment of Subordinated Note Obligations will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the Original Issuance Date or thereafter incurred. The Company agrees, and each Holder by accepting a Note agrees, that the payment of principal of, premium and interest and Liquidated Damages, if any, on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness (whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

        15.  TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

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        16.  NO RECOURSE AGAINST OTHERS. No member, director, officer, employee or incorporator of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        17.  AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        18.  ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        19.  ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement.

        20.  CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

MERRILL CORPORATION
One Merrill Circle
St. Paul, Minnesota 55108
Facsimile No.: (651) 659-7986
Attention: Kay A. Barber

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ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to (Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint                        to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the Note)
Tax Identification No:
Signature Guarantee:

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OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

☐ Section 4.10	☐ Section 4.14

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $

Date:
Your Signature:
(Sign exactly as your name appears on the Note)
Tax Identification No:
Signature Guarantee:

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or a Definitive Note for an interest in this Global Note, have been made:

Principal Amount of this Global Note following such decrease (or increase)	Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Signature of authorized officer of Trustee or Note Custodian	Amount of increase in Principal Amount of this Global Note

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NOTE GUARANTEE

        Merrill Communications LLC, Merrill Real Estate Company, Merrill/May Inc., FMC Resource Management Corporation and Merrill/Global, Inc. (the "Guarantors") hereby unconditionally guarantee, jointly and severally, to the fullest extent permitted by law, (i) the due and punctual payment of the principal of and interest on the Notes and Liquidated Damages if any, whether at the maturity or Interest Payment Date, by acceleration, call for redemption or otherwise, and of interest on the overdue principal of and interest and Liquidated Damages if any on the Notes and all other obligations of the Issuer to the Holders or the Trustee under the Indenture or the Notes and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

        The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are as expressly set forth in Article 11 of the Indenture and in such other provisions of the Indenture as are applicable to the Guarantors, and reference is hereby made to such Indenture for the precise terms of this Note Guarantee. The terms of Article 11 of the Indenture (including, without limitation, Section 11.03 of the Indenture) and such other provisions of the Indenture as are applicable to the Guarantors are incorporated herein by reference.

        This is a continuing guarantee and shall remain in full force and effect and shall be binding upon the Guarantors and their successors and assigns until full and final payment of all of the Company's obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not a guarantee of collection.

        This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

        In case any provision in this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF OTHER JURISDICTIONS WOULD BE REQUIRED THEREBY.

THE GUARANTORS, as named above
By:	Name: Title:

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

MERRILL CORPORATION
One Merrill Circle
St. Paul, Minnesota 55108
Facsimile No.: (651) 659-7986
Attention: Kay A. Barber

HSBC BANK USA
One Hanson Place
Lower Level
Brooklyn, New York 11243
Phone: (718) 488-4475
Facsimile No.: (718) 488-4488—Confirm by Telephone
Attention: Paulette Shaw

Re: Class A Senior Subordinated Notes due 2009

        Reference is hereby made to the Indenture, dated as of August    •    , 2002 (the "Indenture"), between Merrill Corporation (the "Company"), as issuer, the guarantors named therein, and HSBC Bank USA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                        in such Note[s] or interests (the "Transfer"), to                        (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

        1.    ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        2.    ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States, and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities

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market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        3.    ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and, accordingly, the Transferor hereby further certifies that (check one):

          (a)  ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

          (b)  ☐ such Transfer is being effected to the Company or a subsidiary thereof; or

          (c)  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

          (d)  ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.

        Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

[CHECK ALL THAT APPLY]

        4.    (a) ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

          (b)  ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws

B-2

  of any state of the United States, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c)  ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (d)  ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

B-3

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name: Title:
Dated:

B-4

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
	(a)	☐ a beneficial interest in the:
		(i)	☐	144A Global Note (CUSIP ), or
		(ii)	☐	Regulation S Temporary Global Note (CUSIP ), or
	(b)	☐ a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
	(a)	☐ a beneficial interest in the:
		(i)	☐	144A Global Note (CUSIP ), or
		(ii)	☐	Regulation S Temporary Global Note (CUSIP ), or
		(iii)	☐	Unrestricted Global Note (CUSIP ), or
	(b)	☐ a Restricted Definitive Note, or
	(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

B-5

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

MERRILL CORPORATION
One Merrill Circle
St. Paul, Minnesota 55108
Phone: (651) 646-4501
Facsimile No.: (651) 659-7986
Attention: Kay A. Barber

HSBC BANK USA
One Hanson Place
Lower Level
Brooklyn, New York 11243
Phone: (718) 488-4475
Facsimile No.: (718) 488-4488—Confirm by Telephone
Attention: Paulette Shaw

Re: Class A Senior Subordinated Notes due 2009

        Reference is hereby made to the Indenture, dated as of August     •    , 2002 (the "Indenture"), between Merrill Corporation (the "Company"), as issuer, the guarantors named therein, and HSBC Bank USA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $            in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the owner hereby certifies that:

        1.    ☐ Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

          (a)  ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b)  ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO AN UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c)  ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d)  ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        2.    ☐ Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

          (a)  ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO A RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b)  ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ "144A Global Note" or ☐ "Regulation S Temporary Global Note", with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name: Title:
Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

MERRILL CORPORATION
One Merrill Circle
St. Paul, Minnesota 55108
Facsimile No.: (651) 659-7986
Attention: Kay A. Barber

HSBC Bank USA
One Hanson Place
Lower Level
Brooklyn, New York 11243
Phone: (718) 488-4475
Facsimile No.: (718) 488-4488—Confirm by Telephone
Attention: Paulette Shaw

Re: 12% Class A Senior Subordinated Notes due 2009

        Reference is hereby made to the Indenture, dated as of August     •    , 2002 (the "Indenture"), among Merrill Corporation (the "Company"), as issuer, the guarantors named therein, and HSBC Bank USA, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        In connection with our proposed purchase of $                         aggregate principal amount of:

        (a)  ☐ a beneficial interest in a Global Note, or

        (b)  ☐ a Definitive Note,

we confirm that:

          1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer, the Notes or any interest therein except in compliance with such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer, of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a

D-1

  transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

          4.    We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]
By:
Name: Title:

Dated:                         ,

D-2

EXHIBIT E

FORM OF SERIES B WARRANT AGREEMENT

MERRILL CORPORATION

Series B Warrants
to Purchase
Class B Common Stock

WARRANT AGREEMENT

Dated as of August    , 2002

HSBC BANK USA

Warrant Agent

        WARRANT AGREEMENT, dated as of August    , 2002, between Merrill Corporation, a Minnesota corporation (the "COMPANY"), and HSBC BANK USA, as warrant agent (the "WARRANT AGENT").

        WHEREAS, the Company proposes to issue Series B Warrants (the "WARRANTS") to purchase one share of Class B common stock of the Company, par value $0.01 per share (the "CLASS B COMMON STOCK") (the Class B Common Stock issuable on exercise of the Warrants being referred to herein as the "WARRANT SHARES") in certain circumstances to the holders of the Company's Class A Senior Subordinated Notes due 2009 (the "CLASS A SENIOR SUBORDINATED NOTES"), in accordance with the terms of the Class A Senior Subordinated Notes and the indenture relating thereto, and to the holders of the Company's Class B Senior Subordinated Notes due 2009 (the "CLASS B SENIOR SUBORDINATED NOTES"), in accordance with the terms of the Class B Subordinated Notes and the indenture relating thereto;

        WHEREAS, the Class A Senior Subordinated Notes and the Class B Senior Subordinated Notes are being issued in connection with the Company's exchange offer (the "EXCHANGE OFFER") pursuant to which the Class A Senior Subordinated Notes, Class B Senior Subordinated Notes and Series A Warrants to purchase the Class B Common Stock are to be exchanged for the Company's outstanding 12% Senior Subordinated Notes due 2009 (the "OLD SENIOR SUBORDINATED NOTES"). The Exchange Offer was made pursuant to the Offering Circular and Consent Solicitation Statement dated July 3, 2002 (the "OFFERING CIRCULAR");

        WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act in connection with the issuance of Warrant Certificates (as defined) and other matters as provided herein;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. CERTAIN DEFINITIONS.

        As used in this Warrant Agreement, the following terms shall have the following respective meanings:

        "AFFILIATE" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such specified Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

        "BUSINESS DAY" means any day other than a Legal Holiday.

        "CASHLESS EXERCISE RATIO" means a fraction, the numerator of which is the excess of the Current Value per share of Class B Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Value per share of the Class B Common Stock on the Exercise Date.

        "COMMISSION" means the Securities and Exchange Commission.

        "CURRENT VALUE" means:

            (i)  if the Class B Common Stock is registered under the Exchange Act, and has traded on the Nasdaq National Market or a national securities exchange for not less than 30 consecutive trading days, the average of the daily closing sale prices for that security, for the 30 consecutive trading days immediately preceding that date,

          (ii)  if clause (i) above is not applicable, the price paid for the Class B Common Stock in an arm's length transaction where (x) DLJMB sells 50% or more of the Class B Common Stock beneficially owned by it, (y) substantially all of the Company's assets (in one transaction or a series of related transactions) are sold, leased or exchanged (directly or indirectly) or (z) as a result of a merger, consolidation or otherwise, the Company's shareholders immediately prior to such transaction no longer have beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of more than 50% of the combined voting power of the surviving corporation's outstanding securities ordinarily having the right to vote at elections of directors,

          (iii)  if neither clause (i) nor (ii) above is applicable, the value per share of Class B Common Stock, as determined in good faith by the Company's board of directors, or any committee thereof, for purposes of repurchases of shares of Class B Common Stock pursuant to the Company's Direct Investment Plan dated as of December 20, 1999, as in effect on that date and evidenced by a resolution, dated not more than six months prior to that date, of the Company's board of directors or that committee, and

          (iv)  if none of clauses (i), (ii) or (iii) above is applicable, $22.00.

        "DLJMB" means DLJ Merchant Banking Partners II, L.P. or affiliated investors.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "EXERCISE DATE" means the date upon which a Holder exercises a Warrant or Warrants in accordance with Section 4.

        "HOLDER" means a person who is listed as the record owner of a Warrant.

        "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.

        "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or the city in which the principal corporate trust office or the Warrant Agent is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

        "NON-U.S. PERSON" means a Person who is not a U.S. Person.

        "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

        "ONE-YEAR RESTRICTED PERIOD" means the one-year "distribution compliance period" as defined in Rule 902(f) of Regulation S.

        "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Warrant Agent in form and substance reasonably acceptable to the Warrant Agent. The counsel may be an employee of or counsel to the Company, any subsidiary of the Company or the Warrant Agent.

        "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

        "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 3.5(c)(i) to be placed on all Warrants issued under this Warrant Agreement except where otherwise permitted by the provisions of this Warrant Agreement.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "REGULATION S" means Regulation S promulgated under the Securities Act.

        "RESTRICTED WARRANT" means a Warrant that bears the Private Placement Legend.

        "RULE 144" means Rule 144 promulgated under the Securities Act.

        "RULE 144A" means Rule 144A promulgated under the Securities Act.

        "RULE 903" means Rule 903 promulgated under the Securities Act.

        "RULE 904" means Rule 904 promulgated under the Securities Act.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SERIES A WARRANTS" means the Series A Warrants issued by the Company in the Exchange Offer.

        "SERIES C WARRANTS" means the Series C Warrants to be issued in certain circumstances by the Company to the holders of the Company's Preferred Stock due 2011.

        "SERIES D WARRANTS" means the Series D Warrants to be issued in certain circumstances by the Company to the holders of the Company's Preferred Stock due 2011.

        "TRANSFER RESTRICTED SECURITIES" shall mean (a) each Warrant and Warrant Share held by an Affiliate of the Company and (b) each other Warrant and Warrant Share until the earlier to occur of (i) the date on which a registration statement covering such Warrant and Warrant Shares has been declared effective by the Commission and such shares have been disposed of pursuant to such effective registration statement and (ii) the date on which such Warrant or Warrant Share (or the related Warrant) is distributed to the public pursuant to Rule 144 under the Act.

        "UNRESTRICTED WARRANT" means a Warrant that does not bear and is not required to bear the Private Placement Legend.

        "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

        "WARRANT CERTIFICATE" means a certificate, in definitive form, substantially in the form of Exhibit A hereto, representing Warrants.

SECTION 2. APPOINTMENT OF WARRANT AGENT.

        The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Warrant Agreement and the Warrant Agent hereby accepts such appointment.

SECTION 3. ISSUANCE OF WARRANTS; WARRANT CERTIFICATES.

          3.1.  FORM AND DATING.

        The Warrants shall be issued in definitive form substantially in the form of Exhibit A hereto. The Warrants may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Warrant shall be dated the date of the countersignature.

        The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Warrant Agreement. The Company and the Warrant Agent, by their execution and delivery of this Warrant Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant conflicts with the express provisions of this Warrant Agreement, the provisions of this Warrant Agreement shall govern and be controlling.

          3.2.  EXECUTION.

        An Officer shall sign the Warrants for the Company by manual or facsimile signature.

        If the Officer whose signature is on a Warrant no longer holds that office at the time a Warrant is countersigned, the Warrant shall nevertheless be valid.

        A Warrant shall not be valid until countersigned by the manual signature of the Warrant Agent. The signature shall be conclusive evidence that the Warrant has been properly issued under this Warrant Agreement.

        The Warrant Agent shall, upon a written order of the Company signed by an Officer (a "WARRANT COUNTERSIGNATURE ORDER"), countersign Warrants for original issue up to the number stated in the preamble hereto.

        The Warrant Agent may appoint an agent acceptable to the Company to countersign Warrants. Such an agent may countersign Warrants whenever the Warrant Agent may do so. Each reference in this Warrant Agreement to a countersignature by the Warrant Agent includes a countersignature by such agent. Such an agent has the same rights as the Warrant Agent to deal with the Company or an Affiliate of the Company.

          3.3.  WARRANT REGISTRAR.

        The Company shall maintain an office or agency where Warrants may be presented for registration of transfer or for exchange ("WARRANT REGISTRAR"). The Warrant Registrar shall keep a register of the Warrants and of their transfer and exchange. The Company may appoint one or more co-Warrant Registrars. The term "Warrant Registrar" includes any co-Warrant Registrar. The Company may change any Warrant Registrar without notice to any Holder. The Company shall notify the Warrant Agent in writing of the name and address of any agent not a party to this Warrant Agreement. If the Company fails to appoint or maintain another entity as Warrant Registrar, the Warrant Agent shall act as such. The Company or any of its subsidiaries may act as Warrant Registrar.

        The Company initially appoints the Warrant Agent to act as the Warrant Registrar.

          3.4.  HOLDER LISTS.

        The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Warrant Agent is not the Warrant Registrar, the Company shall promptly furnish to the Warrant Agent at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the Holders.

          3.5.  TRANSFER AND EXCHANGE.

          (a)  TRANSFER AND EXCHANGE OF WARRANTS.

        Upon request by a Holder of Warrants and such Holder's compliance with the provisions of this Section 3.5(a), the Warrant Registrar shall register the transfer or exchange of Warrants. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Warrant Registrar the Warrants duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.5(a).

            (i)  RESTRICTED WARRANTS TO RESTRICTED WARRANTS. Any Restricted Warrant may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Warrant if the Warrant Registrar receives the following:

            (A)  if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

            (B)  if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

            (C)  if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii)  RESTRICTED WARRANTS TO UNRESTRICTED WARRANTS. Any Restricted Warrant may be exchanged by the Holder thereof for an Unrestricted Warrant or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Warrant if:

            (A)  any such transfer is effected pursuant to a registration statement which has been declared effective by the Commission; or

            (B)  the Warrant Registrar receives the following:

              (1)  if the Holder of such Restricted Warrants proposes to exchange such Warrants for an Unrestricted Warrant, a certificate from such Holder in the form of Exhibit C hereto; or

              (2)  if the Holder of such Restricted Warrants proposes to transfer such Warrants to a Person who shall take delivery thereof in the form of an Unrestricted Warrant, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

    and, in each such case set forth in this subparagraph (B), if the Warrant Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii)  UNRESTRICTED WARRANTS TO UNRESTRICTED WARRANTS. A Holder of Unrestricted Warrants may transfer such Warrants to a Person who takes delivery thereof in the form of an Unrestricted Warrant. Upon receipt of a request to register such a transfer, the Warrant Registrar shall register the Unrestricted Warrants pursuant to the instructions from the Holder thereof.

          (b)  REGISTRATION STATEMENT.

        Upon the effectiveness of a registration statement covering the Warrants and the Warrant Shares and sales of Warrants in connection therewith, the Company shall issue and, upon receipt of a Warrant Countersignature Order in accordance with Section 3.2, the Warrant Agent shall countersign Warrants in an amount equal to the amount of the beneficial interests of the Restricted Warrants sold under such registration statement.

          (c)  PRIVATE PLACEMENT LEGEND.

            (i)  Except as permitted by subparagraph (ii) below, each Warrant (and all Warrants issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

            "THIS SECURITY (OR ITS PREDECESSOR) AND THE WARRANT SHARES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

              (1)  REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),(2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"),

              (2)  AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE WARRANT AGENT) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PURCHASE AMOUNT OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION,

              (3)  AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

            AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE WARRANT AGREEMENT CONTAINS A PROVISION REQUIRING THE WARRANT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING."

          (ii)  Notwithstanding the foregoing, any Warrant issued pursuant to subparagraphs (a)(ii), (a)(iii), or (b) to this Section 3.5 (and all Warrants issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (d)  GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

            (i)  To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Warrants upon the Company's order or at the Warrant Registrar's request.

          (ii)  No service charge shall be made to a Holder of a Warrant for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

          (iii)  All Warrants issued upon any registration of transfer or exchange of Warrants shall be the duly authorized, executed and issued warrants for Class B Common Stock of the Company, not subject to any preemptive rights, and entitled to the same benefits under this Warrant Agreement, as the Warrants surrendered upon such registration of transfer or exchange.

          (iv)  Prior to due presentment for the registration of a transfer of any Warrant, the Warrant Agent, and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes and none of the Warrant Agent, or the Company shall be affected by notice to the contrary.

          (v)  The Warrant Agent shall countersign Warrants in accordance with the provisions of Section 3.2 hereof.

          (e)  FACSIMILE SUBMISSIONS TO WARRANT AGENT.

        All certifications, certificates and Opinions of Counsel required to be submitted to the Warrant Registrar pursuant to this Section 3.5 to effect a registration of transfer or exchange may be submitted by facsimile.

        Notwithstanding anything herein to the contrary, as to any certificates and/or certifications delivered to the Warrant Registrar pursuant to this Section 3.5, the Warrant Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits B and C attached hereto. The Warrant Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates. As to any Opinions of Counsel delivered pursuant to this Section 3.5, the Warrant Registrar may rely upon, and be fully protected in relying upon, such opinions.

          3.6.  REPLACEMENT WARRANTS.

        If any mutilated Warrant is surrendered to the Warrant Agent or the Company and the Warrant Agent receives evidence to its satisfaction of the destruction, loss or theft of any Warrant, the Company shall issue and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall countersign a replacement Warrant if the Warrant Agent's requirements are met. If required by the Warrant Agent or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Warrant Agent and the Company to protect the Company, the Warrant Agent and any agent for purposes of the countersignature from any loss that any of them may suffer if a Warrant is replaced. The Company may charge for its expenses in replacing a warrant.

        Every replacement Warrant is an additional warrant of the Company and shall be entitled to all of the benefits of this Warrant Agreement equally and proportionately with all other Warrants duly issued hereunder.

          3.7.  TEMPORARY WARRANTS.

        Until certificates representing Warrants are ready for delivery, the Company may prepare and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall issue temporary Warrants. Temporary Warrants shall be substantially in the form of certificated Warrants but may have variations that the Company considers appropriate for temporary Warrants and as shall be reasonably acceptable to the Warrant Agent. Without unreasonable delay, the Company shall prepare and the Warrant Agent, as soon as practicable upon receipt of the written order of the Company signed by an officer of the Company, shall countersign Warrants in exchange for temporary Warrants.

        Holders of temporary Warrants shall be entitled to all of the benefits of this Warrant Agreement.

          3.8.  CANCELLATION.

        The Company at any time may deliver Warrants to the Warrant Agent for cancellation. The Warrant Registrar shall forward to the Warrant Agent any Warrants surrendered to them for registration of transfer, exchange or exercise. The Warrant Agent and no one else shall cancel all Warrants surrendered for registration of transfer, exchange, exercise, replacement or cancellation and shall destroy canceled warrants (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Warrants shall be delivered to the Company. The Company may not issue new Warrants to replace Warrants that have been exercised or that have been delivered to the Warrant Agent for cancellation.

SECTION 4. TERMS OF WARRANTS; EXERCISE OF WARRANTS.

          4.1.  EXERCISE PRICE

        Each Warrant Certificate shall, when countersigned by the Warrant Agent, initially entitle the Holder thereof, subject to the provisions of this Warrant Agreement, to purchase one share of Class B Common Stock at a per share purchase price (the "EXERCISE PRICE") equal to $0.01, subject to adjustment as provided in Section 8 hereof.

          4.2.  EXERCISE; RESTRICTION ON EXERCISE

        Subject to the terms of this Warrant Agreement, at any time during the period commencing at the opening of business on the date the Warrants are issued pursuant to the terms of the Class A Senior Subordinated Notes or the Class B Senior Subordinated Notes, as applicable, and countersigned by the Warrant Agent pursuant to the terms of the Warrant Agreement, and until 5:00 p.m., New York City time, on May 1, 2009 (the "EXERCISE PERIOD"), any outstanding Warrants may be exercised on any Business Day; provided that Holders shall be able to exercise their Warrants only if a registration statement relating to the Warrant Shares is then in effect, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various Holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. Each Warrant not exercised prior to 5:00 p.m., New York City time, on May 1, 2009 (the "EXPIRATION DATE") shall become void and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease as of such time.

          4.3.  METHOD OF EXERCISE

          (a)  In order to exercise Warrants, the Holder thereof must deliver to the Warrant Agent at its corporate trust office set forth in Section 15 hereof the relevant Warrant Certificate and the form of election to purchase on the reverse thereof which is set forth in the form of Warrant Certificate attached hereto as Exhibit A, duly filled in and signed, which signature shall be medallion guaranteed by an institution which is a member of a securities Transfer Association recognized signature guarantee program. Payment shall be made without the payment of cash (a "CASHLESS EXERCISE"), by reducing the number of shares of Class B Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Class B Common Stock upon the exercise of such Warrant equal to the product of (i) the number of shares of Class B Common Stock for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (ii) the Cashless Exercise Ratio.

          Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Cashless Exercise, the number of shares of Class B Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Class B Common Stock issuable upon the exercise of Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Warrant Agreement shall be applicable with respect to a surrender of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby.

          (b)  Subject to the provisions of Section 5 hereof, upon compliance with clause (a) above, the Warrant Agent shall deliver or cause to be delivered with all reasonable dispatch, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such Holder is entitled hereunder, together with cash as provided in Section 9 hereof; provided that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in Section 8(l) hereof, or a tender offer or an exchange offer for shares of Class B Common Stock shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Warrant Agent shall, as soon as possible, but in any event not later than two Business Days thereafter, deliver or cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence or other securities or property to which such Holder is entitled hereunder, together with any cash as provided in Section 9 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

          (c)  The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part. If less than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

          (d)  All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in accordance with its standard practices. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised.

          (e)  The Warrant Agent shall keep copies of this Warrant Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Warrant Agreement as the Warrant Agent may request.

SECTION 5. PAYMENT OF TAXES.

        The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 6. RESERVATION OF WARRANT SHARES.

          (a)  The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class B Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Class B Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          (b)  The Company or, if appointed, the transfer agent for the Class B Common Stock (the "TRANSFER AGENT") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Warrant Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 9 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 10 hereof.

          (c)  Before taking any action which would cause an adjustment pursuant to Section 8 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

          (d)  The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

SECTION 7. OBTAINING STOCK EXCHANGE LISTINGS.

        The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges, automated quotation systems or other markets within the United States of America, if any, on which other shares of Class B Common Stock are then listed, if any.

SECTION 8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE.

        The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 8. For purposes of this Section 8, "COMMON STOCK" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

          (a)  ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.

        If the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or (v) issues by reclassification of its Common Stock any shares of its capital stock, then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

        The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If, after an adjustment, a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine, in good faith, the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 8. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b)  ADJUSTMENT FOR RIGHTS ISSUE.

        If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 45 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the Fair Value (as defined herein) per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

				O	+	N	×	P

E'	=	E	×					M

				O	+	N

where:

E'	=	the adjusted Exercise Price.
E	=	the current Exercise Price.
O	=	the number of shares of Common Stock outstanding on the record date.
N	=	the number of additional shares of Common Stock issued pursuant to such rights, options or warrants.
P	=	the aggregate price per share of the additional shares.
M	=	the Fair Value per share of Common Stock on the record date.

        The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

          (c)  ADJUSTMENT FOR OTHER DISTRIBUTIONS.

        If the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase debt securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:

				M	-	F
E'	=	E	×
M

where:

E'	=	the adjusted Exercise Price.
E	=	the current Exercise Price.
M	=	the Fair Value per share of Common Stock on the record date mentioned below.
F	=
the fair market value on the record date of the assets, securities, rights or warrants to be distributed in respect of one share of Common Stock as determined in good faith by the Board of Directors of the Company (the "BOARD OF DIRECTORS").

        The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

        This Section 8(c) does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles. Also, this Section 8(c) does not apply to rights, options or warrants referred to in Section 8(b) hereof.

          (d)  ADJUSTMENT FOR COMMON STOCK ISSUE.

        If the Company issues shares of Common Stock for a consideration per share less than the Fair Value per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

P

E'	=	E	×	O	+	M

A

where:

E'	=	the adjusted Exercise Price.
E	=	the then current Exercise Price.
O	=	the number of shares outstanding immediately prior to the issuance of such additional shares.
P	=	the aggregate consideration received for the issuance of such additional shares.
M	=	the Fair Value per share on the date of issuance of such additional shares.
A	=	the number of shares outstanding immediately after the issuance of such additional shares.

        The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

        This subsection (d) does not apply to:

          (1)  any of the transactions described in subsections (a), (b) and (c) of this Section 8,

          (2)  the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock the issuance of which caused an adjustment to be made under Section 8(e),

          (3)  grants (or exercises) of options or other rights to purchase shares of Common Stock or the issuance of shares of Common Stock to the Company's directors, advisors, employees or consultants (or directors, advisors, employees or consultants of its subsidiaries) pursuant to a stock option plan, restricted stock plan, investment plan or other agreement approved by the Board of Directors,

          (4)  issuances of shares of Class B Common Stock upon exercise of the warrants issued with the 14.5% Senior Preferred Stock due 2011 in November 1999,

          (5)  issuances of shares of Class B Common Stock upon exercise of the warrants issued with the Old Senior Subordinated Notes in November 1999,

          (6)  issuances of shares of Class B Common Stock upon the exercise of Series A Warrants,

          (7)  issuances of shares of Class B Common Stock upon the exercise of Series C Warrants,

          (8)  issuances of shares of Class B Common Stock upon the exercise of Series D Warrants,

          (9)  Common Stock issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, provided that if such person is an Affiliate of the Company, the Board of Directors shall have obtained a fairness opinion from a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, stating that the consideration received in such merger is fair to the Company from a financial point of view or,

        (10)  the issuance of shares of Common Stock pursuant to rights, options or warrants which were originally issued in a Non-Affiliate Sale (as defined below) together with one or more other securities as part of a unit at a price per unit.

          (e)  ADJUSTMENT FOR CONVERTIBLE SECURITIES ISSUE.

        If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (a), (b) and (c) of this Section 8) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the Fair Value per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

P

				O	+	M
E'	=	E	×
				O	+	D

where:

E'	=	the adjusted Exercise Price.
E	=	the then current Exercise Price.
O	=	the number of shares outstanding immediately prior to the issuance of such securities.
P	=	the aggregate consideration received for the issuance of such securities.
M	=	the Fair Value per share on the date of issuance of such securities.
D	=	the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

        The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

        If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

        This subsection (e) does not apply to:

          (1)  any of the transactions described in subsections (a), (b) and (c) of this Section 8,

          (2)  convertible securities issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, provided that if such person is an Affiliate of the Company, the Board of Directors shall have obtained a fairness opinion from a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, stating that the consideration received in such merger is fair to the Company from a financial point of view, or

          (3)  grants (or exercises) of options or other rights to purchase shares of Common Stock or the issuance of shares of Common Stock to the Company's directors, advisors, employees or consultants (or directors, advisors, employees or consultants of its subsidiaries) pursuant to a stock option plan, restricted stock plan, investment plan or other agreement approved by the Board of Directors.

            (f)  CONSIDERATION RECEIVED.

        For purposes of any computation respecting consideration received pursuant to subsections (d), and (e) of this Section 8, the following shall apply:

          (1)  in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

          (2)  in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution which shall be filed with the Warrant Agent;

          (3)  in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection); and

          (4)  in the case of the issuance of shares of Common Stock pursuant to rights, options or warrants which rights, options or warrants were originally issued together with one or more other securities as part of a unit at a price per unit, the consideration shall be deemed to be the fair value of such rights, options or warrants at the time of issuance thereof as determined in good faith by the Board of Directors whose determination shall be conclusive and described in a board resolution which shall be filed with the Warrant Agent plus the additional minimum consideration, if any, to be received by the Company upon the exercise, conversion or exchange thereof (as determined in the same manner as provided in clauses (1) and (2) of this subsection).

          (g)  FAIR VALUE.

        In Sections 8(d) and (e) hereof, the "FAIR VALUE" per security at any date of determination shall be (1) in connection with a sale by the Company to a party that is not an Affiliate of the Company in an arm's-length transaction (a "NON-AFFILIATE SALE"), the price per security at which such security is sold and (2) in connection with any sale by the Company to an Affiliate of the Company, (a) the last price per security at which such security was sold in a Non-Affiliate Sale within the three-month period preceding such date of determination or (b) if clause (a) is not applicable, the fair market value of such security determined in good faith by (i) a majority of the Board of Directors, including a majority of the Disinterested Directors, and approved in a board resolution delivered to the Warrant Agent or (ii) a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, in each case taking into account, among all other factors deemed relevant by the Board of Directors or such investment banking, appraisal or valuation firm, the trading price of such security on any national securities exchange or automated quotation system on which such security is traded, but without giving effect to any private company or minority discount. Notwithstanding the foregoing, any sale to Donaldson, Lufkin & Jenrette Securities Corporation (or

any successor thereto) pursuant to an underwritten public offering registered under the Securities Act shall be deemed to be and treated as a Non-Affiliate Sale.

        In Sections 8(b) and (c) hereof, the "FAIR VALUE" per security at any date of determination shall be (a) the last price per security at which such security was sold by the Company in a Non-Affiliate Sale within the three-month period preceding such date of determination or (b) if clause (a) is not applicable, the fair market value of such security determined in good faith by (i) a majority of the Board of Directors, including a majority of the Disinterested Directors, and approved in a board resolution delivered to the Warrant Agent or (ii) a nationally recognized investment banking, appraisal or valuation firm, which is not an Affiliate of the Company, in each case taking into account, among all other factors deemed relevant by the Board of Directors or such investment banking, appraisal or valuation firm, the trading price of such security on any national securities exchange or automated quotation system on which such security is traded, but without giving effect to any private company or minority discount.

        For purposes of this Section 8(g), "DISINTERESTED DIRECTOR" means, in connection with any issuance of securities that gives rise to a determination of the Fair Value thereof, each member of the Board of Directors who is not an officer, employee, director or other Affiliate of the party to whom the Company is proposing to issue the securities giving rise to such determination.

        For purposes of this Section 8(g) only, "AFFILIATE" of any specified Person means (A) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (B) any director, officer or employee of such specified person. For purposes of this definition "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          (h)  WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED.

        No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be, it being understood that no such rounding shall be made under subsection (p).

            (i)  WHEN NO ADJUSTMENT REQUIRED.

        No adjustment need be made for a transaction referred to Section 8(a), (b) or (c) hereof, if Holders are to participate (without being required to exercise their Warrants) in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. No adjustment need be made for (i) rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest, or (ii) a change in the par value or no par value of the Common Stock. To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

            (j)  NOTICE OF ADJUSTMENT.

        Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 10 hereof.

          (k)  NOTICE OF CERTAIN TRANSACTIONS.

        If (i) the Company takes any action that would require an adjustment in the Exercise Price pursuant to Section 8(a), (b), (c), (d), (e) or (f) hereof and if the Company does not arrange for Holders to participate pursuant to Section 8(i) hereof, (ii) the Company takes any action that would require a supplemental Warrant Agreement pursuant to Section 8(l) hereof or (iii) there is a liquidation or dissolution of the Company, then the Company shall mail to Holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

            (l)  REORGANIZATION OF COMPANY.

        Immediately after the date hereof, if the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the Holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 8. The successor Company shall mail to Holders a notice describing the supplemental Warrant Agreement. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an Affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement. If this Section 8(l) applies, Sections 8(a), (b), (c), (d), (e) and (f) hereof do not apply.

          (m)  COMPANY DETERMINATION FINAL.

        Any determination that the Company or the Board of Directors must make pursuant to Section 8(a), (c), (d), (e), (f), (g), (h) or (i) hereof is conclusive.

          (n)  WARRANT AGENT'S DISCLAIMER.

        The Warrant Agent has no duty to determine when an adjustment under this Section 8 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under Section 8(1) hereof are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 8.

          (o)  WHEN ISSUANCE OR PAYMENT MAY BE DEFERRED.

        In any case in which this Section 8 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 9 hereof; provided that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          (p)  ADJUSTMENT IN NUMBER OF SHARES.

        Upon each adjustment of the Exercise Price pursuant to this Section 8, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

N'	=	N	×	E

E'

where:

N'	=	the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.
N	=	the number or Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.
E'	=	the adjusted Exercise Price.
E	=	the Exercise Price prior to adjustment.

          (q)  FORM OF WARRANTS.

        Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Warrant Agreement.

SECTION 9. FRACTIONAL INTERESTS.

        No fractional shares of the Company's Class B Common Stock will be issued upon exercise of the Warrants. To the extent permitted under the Company's debt agreements at the time of such exercise, the Company will pay to the Holder of the Warrants at the time of exercise an amount in cash equal to the Current Value of any such fractional share of the Company's Class B Common Stock, less a corresponding fraction of the Exercise Price. If any of the Company's debt agreements at the time of such exercise would not permit such a payment, the number of shares of Class B Common Stock issuable to the exercising Holder of the Warrant will be reduced to the nearest whole number of shares.

SECTION 10. NOTICES TO WARRANT HOLDERS.

          (a)  Upon any adjustment of the Exercise Price pursuant to Section 8 hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered Holders of Warrants at the address appearing on the Warrant register for each such registered Holder written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 10.

          (b)  In case:

            (i)  the Company shall authorize the issuance to all holders of shares of Class B Common Stock of rights, options or warrants to subscribe for or purchase shares of Class B Common Stock or of any other subscription rights or warrants;

          (ii)  the Company shall authorize the distribution to all holders of shares of Class B Common Stock of evidences of its indebtedness or assets (other than dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles or dividends payable in shares of Class B Common Stock or distributions referred to in Section 10(a) hereof);

          (iii)  of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Class B Common Stock;

          (iv)  of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (v)  the Company proposes to take any action (other than actions of the character described in Section 8(a) hereof) which would require an adjustment of the Exercise Price pursuant to Section 8 hereof;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered Holders of Warrants at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (i) or (ii) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of shares of Class B Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Class B Common Stock, or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Class B Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 10 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

          (c)  Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

SECTION 11. MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT.

          (a)  Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 13 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Warrant Agreement.

          (b)  In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Warrant Agreement.

SECTION 12. WARRANT AGENT.

        The Warrant Agent undertakes the duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

          (a)  The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

          (b)  The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement or in the Warrant Certificates to be complied with by the Company.

          (c)  The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          (d)  The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent need not investigate any fact or matter stated in such document.

          (e)  The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Warrant Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Warrant Agreement. The Company shall indemnify the Warrant Agent and its agents, employees, officers, directors and shareholders for, and hold same harmless against, any and all losses, liabilities or expenses (including without limitation reasonable attorney's fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Warrant Agreement, including the costs and expenses of enforcing this Warrant Agreement against the Company and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Warrant Agent to so notify the Company shall not relieve the Company of its obligations hereunder. At the Warrant Agent's sole discretion, the Company shall defend the claim and the Warrant Agent shall cooperate in the defense at the Company's expense. The Warrant Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            (f)  The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered Holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered Holders of the Warrants, as their respective rights or interests may appear.

          (g)  The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (h)  The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Warrant Agreement except for its own gross negligence or bad faith.

            (i)  The Warrant Agent shall not at any time be under any duty or responsibility to any Holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Warrant Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed, or the accuracy or correctness of any calculation, formula or determination made or applied in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

SECTION 13. CHANGE OF WARRANT AGENT.

        If the Warrant Agent shall resign or become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered Holder of a Warrant Certificate, then the registered Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The Holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and the Company shall appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; provided that upon payment of any fees and disbursements due to it the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 13, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

SECTION 14. REPORTS.

          (a)  Whether or not required by the rules and regulations of the Commission, so long as any Warrants or the Warrant Shares are outstanding, the Company shall furnish to the Warrant Agent for delivery to the Holders of Warrants or Warrant Shares (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

          (b)  The Company shall provide the Warrant Agent with a sufficient number of copies of all such reports that the Warrant Agent may be required to deliver to the Holders of the Warrants and the Warrant Shares under this Section 14.

SECTION 15. NOTICES TO COMPANY AND WARRANT AGENT.

        Any notice or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the registered Holder of any Warrant to or on the Company shall be sufficiently given or made when received if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

    Merrill Corporation
    One Merrill Circle
    St. Paul, Minnesota 55108
    Telecopier No.: (651) 632-4141
    Attention: General Counsel
    With a copy to:
    Shearman & Sterling
    599 Lexington Avenue
    New York, New York 10022

    Telecopier No.: (212) 848-8530
    Attention: Stephen T. Giove, Esq.

        In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

        Any notice pursuant to this Warrant Agreement to be given by the Company or by the registered Holder(s) of any Warrant to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

    HSBC Bank USA
    Issuer Services
    452 Fifth Avenue
    New York, New York 10018
    Telecopier No.: (212) 525-1300
    Attention: Frank Godino

SECTION 16. SUPPLEMENTS AND AMENDMENTS.

        The Company and the Warrant Agent may from time to time supplement or amend this Warrant Agreement without the approval of any Holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders of Warrants. Any amendment or supplement to this Warrant Agreement that has an adverse effect on the interests of the Holders of Warrants shall require the written consent of the Holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its Affiliates). The consent of each Holder of Warrants affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Warrant Agreement).

SECTION 17. SUCCESSORS.

        All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 18. TERMINATION.

        This Warrant Agreement shall terminate at 5:00 p.m., New York City time on May 1, 2009. Notwithstanding the foregoing, this Warrant Agreement will terminate on any earlier date if all Warrants have been exercised. The provisions of Section 12 shall survive any termination of this Warrant Agreement.

SECTION 19. GOVERNING LAW.

        This Warrant Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

SECTION 20. BENEFITS OF THIS WARRANT AGREEMENT.

        Nothing in this Warrant Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered Holders of Warrants any legal or equitable right, remedy or claim under this Warrant Agreement; but this Warrant Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered Holders of Warrants.

SECTION 21. COUNTERPARTS.

        This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.

MERRILL CORPORATION
By:	Name: Title:
HSBC BANK USA as Warrant Agent
By:	Name: Title:

EXHIBIT A

[Form of Warrant Certificate]

[Face]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE (SECTION 3.5(c) OF THE WARRANT AGREEMENT)]

No.	Warrants
CUSIP No.

Series B Warrant Certificate

MERRILL CORPORATION

        This Warrant Certificate certifies that                        , or its registered assigns, is the registered holder of Series B Warrants expiring May 1, 2009 (the "Warrants") to purchase Class B Common Stock, par value $.01 (the "Class B Common Stock"), of Merrill Corporation, a Minnesota corporation. Each Warrant entitles the registered holder upon exercise at any time from the opening of business on the date of issuance and countersignature by the Warrant Agent of this Warrant Certificate until 5:00 p.m. New York City Time on May 1, 2009 to receive from the Company 1.0 fully paid and nonassessable share of Class B Common Stock (the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $0.01 per share payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

        No Warrant may be exercised after 5:00 p.m., New York City Time on May 1, 2009 and to the extent not exercised by such time such Warrants shall become void.

        Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

        This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below.

DATED: [                        ]

MERRILL CORPORATION
By:
Name: Title:
Countersigned:
HSBC BANK USA as Warrant Agent
By:
Authorized Signature

[Reverse of Warrant Certificate]

        The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m. New York City time on May 1, 2009 entitling the holder on exercise to receive shares of Class B Common Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of August    , 2002 (the "Warrant Agreement"), duly executed and delivered by the Company to HSBC Bank USA, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

        Warrants may be exercised at any time on or after the opening of business on the date of issuance and countersignature by the Warrant Agent of the Warrant Certificate and on or before 5:00 p.m. New York City time on May 1, 2009; provided that holders shall be able to exercise their Warrants only if a registration statement relating to the Warrants Shares is then in effect, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. In order to exercise Warrants, the holder thereof must deliver to the Warrant Agent at its corporate trust office set forth in Section 15 of the Warrant Agreement, this Warrant Certificate and the form of election to purchase on the reverse hereof, duly filled in and signed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program. Payment of the Exercise Price shall be by way of Cashless Exercise as provided in the Warrant Agreement.

        The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Class B Common Stock issuable upon the exercise of each Warrant shall be adjusted. No adjustment shall be made for any dividends on any Class B Common Stock issuable upon exercise of this Warrant. No fractions of a share of Class B Common Stock will be issued upon the exercise of any Warrant, but the Company will pay, unless prohibited from doing so as provided in the Warrant Agreement, the cash value thereof determined as provided in the Warrant Agreement.

        Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by a legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

        Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

        The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

[Form of Election to Purchase]

(To Be Executed Upon Exercise Of Warrant)

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                        shares of Class B Common Stock in the manner provided in the Warrant Agreement. The undersigned acknowledges that the number of shares of Class B Common Stock due on account of such exercise will be reduced in accordance with the Cashless Exercise. The undersigned requests that a certificate for such shares be registered in the name of                        , whose address is                        and that such shares be delivered to                        , whose address is                        . If said number of shares is less than all of the shares of Class B Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                        , whose address is                        , and that such Warrant Certificate be delivered to whose address is                        .

Signature
Date:
Signature Guaranteed

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Merrill Corporation
One Merrill Circle
St. Paul, Minnesota 55108

HSBC Bank USA.
Issuer Services
452 Fifth Avenue
New York, New York 10018

        Re: Series B Warrants

(CUSIP                        )

        Reference is hereby made to the Warrant Agreement, dated as of August    , 2002 (the "WARRANT AGREEMENT"), relating to Series B Warrants of Merrill Corporation (the "COMPANY"), under which HSBC Bank USA is acting as warrant agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

                                , (the "TRANSFEROR") owns and proposes to transfer the Warrant[s] or interest in such Warrant[s] specified in Annex A hereto (the "TRANSFER"), to                        (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

        21.  ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A WARRANT PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Warrant is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Warrant for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Warrant and in the Warrant Agreement and the Securities Act.

        22.  ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A WARRANT PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Warrant and in the Warrant Agreement and the Securities Act.

        23.  ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A WARRANT PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Warrants and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a)  ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

          (b)  ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

          (c)  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

          (d)  ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Restricted Warrants and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Warrant Agreement and (2) if the Company requests, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Warrants and in the Warrant Agreement and the Securities Act.

        24.  ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF AN UNRESTRICTED WARRANT.

          (a)  ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Warrants and in the Warrant Agreement.

          (b)  ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Warrants and in the Warrant Agreement.

          (c)  ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred Warrant will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Warrants and in the Warrant Agreement.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name: Title:

Dated:                         ,

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE]
	(a)	☐	a Restricted Warrant; or
	(b)	☐	an Unrestricted Warrant.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
	(a)	☐	a Restricted Warrant; or
	(b)	☐	an Unrestricted Warrant, in accordance with the terms of the Warrant Agreement.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Merrill Corporation
One Merrill Circle
St. Paul, Minnesota 55108

HSBC Bank USA
Issuer Services
452 Fifth Avenue
New York, New York 10018

Re:	Series B Warrants

(CUSIP                        )

        Reference is hereby made to the Warrant Agreement, dated as of August    , 2002 (the "WARRANT AGREEMENT"), relating to Series B Warrants of Merrill Corporation (the "COMPANY"), under which HSBC Bank USA is acting as warrant agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

                                (the "OWNER"), owns and proposes to exchange            Warrant[s] or interest in such Warrant[s] (the "EXCHANGE").

        In connection with the Owner's Exchange of a Restricted Warrant for an Unrestricted Warrant, the Owner hereby certifies (i) the Unrestricted Warrant is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Warrants and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Warrant is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

[Insert Name of Transferor]
	By:	Name: Title:
Dated:

C-1

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Merrill Corporation
One Merrill Circle
St. Paul, Minnesota 55108

HSBC Bank USA
Issuer Services
452 Fifth Avenue
New York, New York 10018

        Re: Series B Warrants

        Reference is hereby made to the Warrant Agreement, dated as of August    , 2002 (the "WARRANT AGREEMENT"), relating to Series B Warrants of Merrill Corporation (the "COMPANY"), under which HSBC Bank USA is acting as warrant agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

        In connection with our proposed purchase of                        Warrants represented by a Warrant, we confirm that:

        1.    We understand that any subsequent transfer of the Warrants or any interest therein is subject to certain restrictions and conditions set forth in the Warrant Agreement and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Warrants or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

        2.    We understand that the offer and sale of the Warrants have not been registered under the Securities Act, and that the Warrants and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Warrants or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if requested by the Company, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Warrant from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

        3.    We understand that, on any proposed resale of the Warrants or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Warrants purchased by us will bear a legend to the foregoing effect.

        4.    We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Warrants,

D-1

and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        5.    We are acquiring the Warrants or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        We agree not to engage in any hedging transactions with regard to the Warrants unless such hedging transactions are in compliance with the Securities Act.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]
By:
Name: Title:
Dated: __________________

D-2

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310
(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311
(a)	7.11
(b)	7.11
(c)	N.A.
312
(a)	2.05
(b)	12.03
(c)	12.03
313
(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314
(a)	4.03; 4.04
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315
(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
316
(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.04; 6.07
(c)	2.12

1

317
(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318
(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means, not applicable.

*
This Cross-Reference Table is not part of the Indenture.

2

QuickLinks

TABLE OF CONTENTS
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE 2 THE NOTES
ARTICLE 3 REDEMPTION AND PREPAYMENT
ARTICLE 4 COVENANTS
ARTICLE 5 SUCCESSORS
ARTICLE 6 DEFAULTS AND REMEDIES
ARTICLE 7 TRUSTEE
ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE
ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER
ARTICLE 10 SUBORDINATION
ARTICLE 11 NOTE GUARANTEES
ARTICLE 12 MISCELLANEOUS
EXHIBIT A-1 (Face of Global or Definitive Note)
Class A Senior Subordinated Notes due 2009
(Back of Note) Class A Senior Subordinated Notes due 2009
ASSIGNMENT FORM
OPTION OF HOLDER TO ELECT PURCHASE
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
NOTE GUARANTEE
EXHIBIT A-2 (Face of Regulation S Temporary Global Note)
Class A Senior Subordinated Notes due 2009
(Back of Regulation S Temporary Global Note) 12% Senior Subordinated Notes due 2009
ASSIGNMENT FORM
OPTION OF HOLDER TO ELECT PURCHASE
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
NOTE GUARANTEE
EXHIBIT B FORM OF CERTIFICATE OF TRANSFER
ANNEX A TO CERTIFICATE OF TRANSFER
EXHIBIT C FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
EXHIBIT E FORM OF SERIES B WARRANT AGREEMENT
EXHIBIT A [Form of Warrant Certificate] [Face]
EXHIBIT B FORM OF CERTIFICATE OF TRANSFER
ANNEX A TO CERTIFICATE OF TRANSFER
EXHIBIT C FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR